                                                                   EXHIBIT 10 A











                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF FEBRUARY 1, 1999

                                       AMONG

                            ALLIED PRODUCTS CORPORATION,

                               THE BANKS NAMED HEREIN

                                        AND

              BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             INDIVIDUALLY AND AS AGENT

                                 TABLE OF CONTENTS

                                                                              PAGE NO.
                                                                              --------
SECTION 1        COMMITMENTS OF THE BANKS; TYPES OF LOANS; LETTER OF CREDIT,
                 BORROWING AND CONVERSION PROCEDURES.. . . . . . . . . . . . . 1

SECTION 1.1      Commitments . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 1.1.1    Revolving Loan Commitment . . . . . . . . . . . . . . . . . . 2

SECTION 1.1.2    Letter of Credit Commitments. . . . . . . . . . . . . . . . . 2

SECTION 1.1.3    Commitment Limits . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 1.2      Various Types of Loans. . . . . . . . . . . . . . . . . . . . 3

SECTION 1.3      Borrowing Procedures. . . . . . . . . . . . . . . . . . . . . 3

SECTION 1.4      Conversion Procedures . . . . . . . . . . . . . . . . . . . . 4

SECTION 1.5      Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . 4

SECTION 1.6      Letter of Credit Procedures . . . . . . . . . . . . . . . . . 4

SECTION 1.7      Participation in Letters of Credit. . . . . . . . . . . . . . 4

SECTION 1.8      Reimbursement Obligations . . . . . . . . . . . . . . . . . . 5

SECTION 1.9      Limitation on Bank of America's Obligations . . . . . . . . . 5

SECTION 1.10     Funding by Banks to Bank of America . . . . . . . . . . . . . 5

SECTION 1.11     Cash Collateral . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 1.12     Warranty. . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 1.13     Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2        NOTES EVIDENCING LOANS. . . . . . . . . . . . . . . . . . . . 6

SECTION 2.1      Revolving Notes . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.2      Recordation of Loans. . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.3      Replacement Notes . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 3        INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 3.1      Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 3.2      Interest Payment Dates. . . . . . . . . . . . . . . . . . . . 7

SECTION 3.3      Interest Periods. . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 3.4      Setting and Notice of Eurodollar Rates. . . . . . . . . . . . 8

SECTION 3.5      Computation of Interest . . . . . . . . . . . . . . . . . . . 8

SECTION 4        RESERVED. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                                                              PAGE NO.
                                                                              --------
SECTION 5        FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 5.1      Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . 8

SECTION 5.2      Facility Fee. . . . . . . . . . . . . . . . . . . . . . . . . 9

SECTION 5.3      Agent's Fees. . . . . . . . . . . . . . . . . . . . . . . . .10

SECTION 6        REDUCTION OR TERMINATION OF THE COMMITMENTS; VOLUNTARY
                 PREPAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . . .10

SECTION 6.1      Reduction or Termination of the Commitments . . . . . . . . .10

SECTION 6.2      Voluntary Prepayments . . . . . . . . . . . . . . . . . . . .10

SECTION 6.3      Mandatory Prepayment. . . . . . . . . . . . . . . . . . . . .11

SECTION 6.4      Certain Prepayment Mechanics. . . . . . . . . . . . . . . . .11

SECTION 7        MAKING AND PRORATION OF PAYMENTS; SETOFF. . . . . . . . . . .11

SECTION 7.1      Making of Payments. . . . . . . . . . . . . . . . . . . . . .11

SECTION 7.2      Application of Certain Payments . . . . . . . . . . . . . . .12

SECTION 7.3      Due Date Extension. . . . . . . . . . . . . . . . . . . . . .12

SECTION 7.4      Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . .12

SECTION 7.5      Proration of Payments . . . . . . . . . . . . . . . . . . . .12

SECTION 7.6      Withholding Tax . . . . . . . . . . . . . . . . . . . . . . .12

SECTION 8        INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS. . .14

SECTION 8.1      Increased Costs . . . . . . . . . . . . . . . . . . . . . . .14

SECTION 8.2      Basis for Determining Interest Rate Inadequate or Unfair. . .15

SECTION 8.3      Changes in Law Rendering Certain Loans Unlawful . . . . . . .15

SECTION 8.4      Funding Losses. . . . . . . . . . . . . . . . . . . . . . . .16

SECTION 8.5      Right of Banks to Fund through Other Offices. . . . . . . . .16

SECTION 8.6      Discretion of Banks as to Manner of Funding . . . . . . . . .16

SECTION 8.7      Mitigation. . . . . . . . . . . . . . . . . . . . . . . . . .17

SECTION 8.       Conclusiveness of Statements; Survival of Provisions. . . . .17

SECTION 9        WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . .17

SECTION 9.1      Organization and Qualification. . . . . . . . . . . . . . . .17

SECTION 9.2      Authorization: No Conflict and Validity of Obligations. . . .17

SECTION 9.3      Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .17

SECTION 9.4      Financial Statements. . . . . . . . . . . . . . . . . . . . .17

SECTION 9.5      No Material Adverse Change. . . . . . . . . . . . . . . . . .18

                                                                              PAGE NO.
                                                                              --------
SECTION 9.6      Litigation and Contingent Liabilities . . . . . . . . . . . .18

SECTION 9.7      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

SECTION 9.8      Pension and Welfare Plans . . . . . . . . . . . . . . . . . .18

SECTION 9.9      Investment Company Act. . . . . . . . . . . . . . . . . . . .18

SECTION 9.10     Regulation U. . . . . . . . . . . . . . . . . . . . . . . . .18

SECTION 9.11     Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .19

SECTION 9.12     Company's Material Agreements . . . . . . . . . . . . . . . .19

SECTION 9.13     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

SECTION 9.14     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .19

SECTION 9.15     Business Locations. . . . . . . . . . . . . . . . . . . . . .19

SECTION 9.16     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .19

SECTION 9.17     Environmental Matters . . . . . . . . . . . . . . . . . . . .19

SECTION 9.18     Treatment and Storage . . . . . . . . . . . . . . . . . . . .19

SECTION 9.19     Compliance With Laws. . . . . . . . . . . . . . . . . . . . .20

SECTION 9.20     Information . . . . . . . . . . . . . . . . . . . . . . . . .20

SECTION 9.21     Year 2000 Problem . . . . . . . . . . . . . . . . . . . . . .20

SECTION 10       COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . . .20

SECTION 10.1     Reports, Certificates and Other Information . . . . . . . . .20

SECTION 10.1.1   Audit Report. . . . . . . . . . . . . . . . . . . . . . . . .20

SECTION 10.1.2   Quarterly Reports . . . . . . . . . . . . . . . . . . . . . .21

SECTION 10.1.3   Monthly Reports . . . . . . . . . . . . . . . . . . . . . . .21

SECTION 10.1.4   Compliance Certificates . . . . . . . . . . . . . . . . . . .21

SECTION 10.1.5   Reports to SEC and to Shareholders. . . . . . . . . . . . . .21

SECTION 10.1.6   Notice of Default, Litigation and ERISA Matters . . . . . . .21

SECTION 10.1.7   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .22

SECTION 10.1.8   Projections . . . . . . . . . . . . . . . . . . . . . . . . .22

SECTION 10.1.9   Other Information . . . . . . . . . . . . . . . . . . . . . .22

SECTION 10.2     Books, Records and Inspections. . . . . . . . . . . . . . . .22

SECTION 10.3     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .22

SECTION 10.5.1   Capital Expenditures. . . . . . . . . . . . . . . . . . . . .22

SECTION 10.5.2   Minimum Consolidated Operating Cash Flow. . . . . . . . . . .22

SECTION 10.5.3   Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . .23

                                                                              PAGE NO.
                                                                              --------
SECTION 10.6     Funded Debt/Operating Cash Flow Ratio . . . . . . . . . . . .23

SECTION 10.7     Consolidated Fixed Charge Coverage. . . . . . . . . . . . . .23

SECTION 10.8     Minimum Debt Coverage . . . . . . . . . . . . . . . . . . . .23

SECTION 10.9     Purchase or Redemption of Company's Securities; Dividend
                 Restrictions. . . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 10.10    Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 10.11    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 10.12    Guaranties, Loans or Advances . . . . . . . . . . . . . . . .25

SECTION 10.13    Mergers, Consolidations, Sales. . . . . . . . . . . . . . . .25

SECTION 10.14    Investments . . . . . . . . . . . . . . . . . . . . . . . . .26

SECTION 10.15    Environmental Covenants.. . . . . . . . . . . . . . . . . . .27

SECTION 10.15.1  Environmental Response Obligation . . . . . . . . . . . . . .27

SECTION 10.15.2  Environmental Liabilities . . . . . . . . . . . . . . . . . .27

SECTION 10.16    Unconditional Purchase Obligations. . . . . . . . . . . . . .27

SECTION 10.17    Employee Benefit Plans. . . . . . . . . . . . . . . . . . . .27

SECTION 10.18    Regulation U. . . . . . . . . . . . . . . . . . . . . . . . .27

SECTION 10.19    Significant Subsidiary. . . . . . . . . . . . . . . . . . . .27

SECTION 10.20    Other Agreements. . . . . . . . . . . . . . . . . . . . . . .28

SECTION 10.21    Compliance With Laws. . . . . . . . . . . . . . . . . . . . .28

SECTION 11       EFFECTIVENESS; CONDITIONS OF LENDING. . . . . . . . . . . . .28

SECTION 11.1     Effectiveness . . . . . . . . . . . . . . . . . . . . . . . .28

SECTION 11.1.1   Revolving Notes . . . . . . . . . . . . . . . . . . . . . . .28

SECTION 11.1.2   Certificate . . . . . . . . . . . . . . . . . . . . . . . . .28

SECTION 11.1.3   Resolutions . . . . . . . . . . . . . . . . . . . . . . . . .28

SECTION 11.1.4   Consents and Approvals. . . . . . . . . . . . . . . . . . . .28

SECTION 11.1.5   Incumbency and Signatures . . . . . . . . . . . . . . . . . .29

SECTION 11.1.6   Opinions of Counsel for the Company . . . . . . . . . . . . .29

SECTION 11.1.7   Other Documents . . . . . . . . . . . . . . . . . . . . . . .29

SECTION 11.2     All Loans and Letters of Credit . . . . . . . . . . . . . . .29

SECTION 11.2.1   No Default. . . . . . . . . . . . . . . . . . . . . . . . . .29

SECTION 11.2.2   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .29

SECTION 12       EVENTS OF DEFAULT AND THEIR EFFECT. . . . . . . . . . . . . .30

                                                                              PAGE NO.
                                                                              --------
SECTION 12.1     Events of Default . . . . . . . . . . . . . . . . . . . . . .30

SECTION 12.1.1   Non-Payment of Notes, etc . . . . . . . . . . . . . . . . . .30

SECTION 12.1.2   Non-Payment of Other Indebtedness for Borrowed Money. . . . .30

SECTION 12.1.3   Other Material Obligations. . . . . . . . . . . . . . . . . .30

SECTION 12.1.4   Bankruptcy, Insolvency. . . . . . . . . . . . . . . . . . . .30

SECTION 12.1.5   Non-Compliance with This Agreement. . . . . . . . . . . . . .30

SECTION 12.1.6   Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .31

SECTION 12.1.7   Pension Plans . . . . . . . . . . . . . . . . . . . . . . . .31

SECTION 12.1.8   Material Adverse Change . . . . . . . . . . . . . . . . . . .31

SECTION 12.1.9   Change of Control . . . . . . . . . . . . . . . . . . . . . .31

SECTION 12.2     Effect of Event of Default. . . . . . . . . . . . . . . . . .31

SECTION 13       CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . .32

SECTION 14       THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . .48

SECTION 14.1     Authorization . . . . . . . . . . . . . . . . . . . . . . . .48

SECTION 14.2     Indemnification . . . . . . . . . . . . . . . . . . . . . . .49

SECTION 14.3     Exculpation . . . . . . . . . . . . . . . . . . . . . . . . .49

SECTION 14.4     Credit Investigation. . . . . . . . . . . . . . . . . . . . .49

SECTION 14.5     Agent and Affiliates. . . . . . . . . . . . . . . . . . . . .49

SECTION 14.6     Resignation . . . . . . . . . . . . . . . . . . . . . . . . .50

SECTION 14.7     Letters of Credit . . . . . . . . . . . . . . . . . . . . . .50

SECTION 15       GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . .50

SECTION 15.1     Waiver; Amendments. . . . . . . . . . . . . . . . . . . . . .50

SECTION 15.2     Confirmations . . . . . . . . . . . . . . . . . . . . . . . .51

SECTION 15.3     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .51

SECTION 15.4     Computations. . . . . . . . . . . . . . . . . . . . . . . . .51

SECTION 15.5     Regulation U. . . . . . . . . . . . . . . . . . . . . . . . .51

SECTION 15.6     Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . .51

SECTION 15.7     Subsidiary References . . . . . . . . . . . . . . . . . . . .52

SECTION 15.8     Captions. . . . . . . . . . . . . . . . . . . . . . . . . . .52

SECTION 15.9     Indemnification . . . . . . . . . . . . . . . . . . . . . . .52

SECTION 15.10    Governing Law . . . . . . . . . . . . . . . . . . . . . . . .52

SECTION 15.11    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .52

                                      -iv

                                                                              PAGE NO.
                                                                              --------
SECTION 15.12    Successors and Assigns. . . . . . . . . . . . . . . . . . . .53

SECTION 15.13    Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . .53

SECTION 15.14    Securities Laws . . . . . . . . . . . . . . . . . . . . . . .53

SECTION 15.15    Confidentiality . . . . . . . . . . . . . . . . . . . . . . .53

SECTION 15.16    Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .54

SECTION 15.17    Assignments and Participations. . . . . . . . . . . . . . . .54


EXHIBITS
--------
Exhibit A        Commitment Limits and Percentages
Exhibit B        Revolving Note
Exhibit C        Opinion of Counsel
Exhibit D        Borrowing Base Report
Exhibit E        Assignment And Acceptance Agreement

SCHEDULES
---------
I.               Existing Letters of Credit
9.1              Foreign Jurisdictions
9.3              Subsidiaries
9.4              Financial Statements
9.5              Adverse Change
9.6              Litigation
9.8              Pension and Welfare
9.14             Insurance
9.15             Business Locations
9.17             Environmental Matters
9.18             Treatment and Storage
10.1.3           Monthly Reports
10.10            Indebtedness
10.11            Liens
10.14            Investments
13.              Verson Division Special Expenses

                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                             Dated as of February 1, 1999

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 1, 1999 (herein, as amended or otherwise modified from time to time, called this "Agreement"), is entered into among ALLIED PRODUCTS CORPORATION, a Delaware corporation (herein called the "Company"), the undersigned banks (together with Bank of America herein collectively called the "Banks" and individually each called a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (as successor to Bank of America Illinois) (herein, in its individual capacity, called "Bank of America"), and as agent for the Banks (herein, in such capacity, called the "Agent"). Certain terms are used in this Agreement as hereinafter defined.

                                W I T N E S S E T H:

     WHEREAS, the Company and the Banks are party to an Amended and Restated Credit Agreement, dated as of August 23, 1996 as amended or modified (as so amended or modified to date, the "Existing Credit Agreement"), whereby the Banks have agreed to make loans and certain other financial accommodations to the Company;

     WHEREAS, pursuant to the Existing Credit Agreement, Bank of America has issued, and the Banks have acquired participations in, the letters of credit listed in Schedule I hereto (the "Existing Letters of Credit");

     WHEREAS, effective as of the Effective Date, the Company desires that the Banks waive for the Fiscal Quarter ending December 31, 1998 (but not any period thereafter), non-compliance by the Company with the financial covenants contained in SECTIONS 10.5, 10.6 AND 10.7 of the Existing Credit Agreement; and

     WHEREAS, the Company and the Banks desire to amend and restate the Existing Credit Agreement in its entirety, subject to the terms and conditions of this Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that as of the Effective Date the Existing Credit Agreement is amended and restated in its entirety, as follows:

     SECTION 1 COMMITMENTS OF THE BANKS; TYPES OF LOANS; LETTER OF CREDIT, BORROWING AND CONVERSION PROCEDURES.

     SECTION 1.1 COMMITMENTS. On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make loans to the Company as follows:

     SECTION 1.1.1 REVOLVING LOAN COMMITMENT. Loans on a revolving basis (herein collectively called the "Revolving Loans" and each individually called a "Revolving Loan") from time to time before the Revolving Termination Date in such Bank's Percentage of such aggregate amounts as the Company may from time to time request from all Banks, subject to the terms and conditions of this Agreement.

     SECTION 1.1.2 LETTER OF CREDIT COMMITMENTS. (a) Bank of America and the Banks agree that Bank of America will issue documentary and standby letters of credit containing such terms and conditions as shall be permitted pursuant to this Agreement and reasonably satisfactory to Bank of America (herein, together with the Existing Letters of Credit, collectively called the "Letters of Credit" and each individually called a "Letter of Credit") at the request of and for the account of the Company from time to time before the Revolving Termination Date and (b) as more fully set forth in SECTION 1.7, each Bank agrees to purchase a participation in all such Letters of Credit.

     SECTION 1.1.3 COMMITMENT LIMITS. Notwithstanding any other provision of this Agreement (a) the aggregate principal amount of the Revolving Loans which all Banks are committed to lend to the Company together with the Stated Amount of all Letters of Credit then outstanding shall not at any one time exceed the lesser of (i) the Borrowing Base or (ii) the following amounts (less in each case any reductions made pursuant to SECTION 6.1 or SECTION 6.3) during the following period:

     PERIOD                                  AMOUNT
     ------                                  ------
     December 31, 1998                       $145,000,000
     February 1, 1999                        $140,000,000
     February 28, 1999                       $140,000,000
     March 31, 1999                          $140,000,000
     April 30, 1999                          $135,000,000
     May 31, 1999                            $135,000,000
     June 30, 1999                           $135,000,000
     July 31, 1999                           $110,000,000
     August 31, 1999                         $105,000,000
     September 30, 1999                      $ 95,000,000
     October 31, 1999                        $ 95,000,000
     November 30, 1999                       $ 90,000,000
     December 31, 1999                       $ 80,000,000

(b) the aggregate Stated Amount of all Letters of Credit shall not at any time, exceed $20,000,000; (c) the aggregate principal amount of each Bank's participation in the Revolving Loans shall not exceed the amounts set forth opposite such Bank's name in Column I of EXHIBIT A (less such Bank's Percentage of any reductions made pursuant to SECTION 1.1.3(a)(ii), SECTION 6.1 or SECTION 6.3), and (d) the aggregate principal amount of each Bank's participation in all Letters of Credit shall not exceed such Bank's Percentage of the amounts set forth above for the applicable period (less such Bank's Percentage of any reductions made pursuant to SECTION 1.1.3(a)(ii), SECTION 6.1 or SECTION 6.3).

     SECTION 1.2 VARIOUS TYPES OF LOANS. Each Revolving Loan shall be either a Floating Rate Loan or a Eurodollar Loan as the Company shall specify in the related notice of borrowing or

Conversion pursuant to SECTION 1.3 or 1.4. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Floating Rate Loans and Eurodollar Loans may be outstanding at the same time, it being understood, however, that (i) there shall not at any time be more than eight Groups of Eurodollar Loans and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall be at least $500,000 and in an integral multiple of $100,000.

     SECTION 1.3  BORROWING PROCEDURES.  (a) Provided that the conditions in
SECTION 11 are satisfied, the Company shall give notice to the Agent of each proposed borrowing by 11:00 A.M., Chicago time, on the proposed date of such borrowing, in the case of a Floating Rate borrowing, and on a Business Day at least two Business Days prior to the proposed date of such borrowing, in the case of a Eurodollar borrowing. Each such notice shall be effective upon receipt by the Agent, shall be in writing (or by telephone to be promptly confirmed in writing by the Company), and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period for such borrowing. Promptly upon receipt of such notice, but in any event by 12:30 P.M., the Agent shall advise each Bank thereof. Not later than 2:00 P.M. Chicago time, on the date of the proposed borrowing, each Bank shall provide the Agent at the principal office of the Agent in Chicago with immediately available funds covering such Bank's Percentage of the borrowing, and, subject to the satisfaction of the conditions precedent set forth in
SECTION 11 with respect to such borrowing, the Agent shall pay over the requested amount to the Company on the requested borrowing date. Each Floating Rate Loan borrowing shall be on a Business Day and shall be in an aggregate amount of at least $100,000 and an integral multiple of $100,000. Each Eurodollar Loan borrowing shall be on a Business Day and shall be in an aggregate amount of at least $500,000 and an integral multiple of $100,000.

     (b) Unless the Agent shall have received notice from a Bank prior to the proposed date of any borrowing in the case of a Eurodollar borrowing, or prior to 12:30 P.M., Chicago time, on the proposed date of any Floating Rate borrowing, that such Bank will not make available to the Agent such Bank's ratable portion of such borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such borrowing in accordance with SUBSECTION (a) above and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, (i) in the case of the Company, at the interest rate applicable at the time to the Revolving Loans comprising such borrowing and (ii) in the case of such Bank, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Revolving Loan as part of such borrowing for purposes of this Agreement. Nothing in this SUBSECTION (b) shall be deemed to diminish the Commitment of any Bank.

     (c) The failure of any Bank to make the Revolving Loan to be made by it as part of any borrowing shall not relieve any other Bank of its obligation hereunder to make its Revolving Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Loan to be made by such other Bank on the date of any borrowing.

     SECTION 1.4 CONVERSION PROCEDURES. Subject to the provisions of SECTION 1.2, the Company may Convert all or any part of any outstanding Revolving Loan into a Revolving Loan of a different type by giving notice to the Agent of such Conversion by 11:00 A.M., Chicago time, on the proposed date of such Conversion, in the case of Conversion into a Floating Rate Loan, and at least two Business Days prior to the proposed date of such Conversion, in the case of Conversion into a Eurodollar Loan. Each such notice shall be effective upon receipt by the Agent, shall be in writing (or by telephone to be promptly confirmed in writing by the Company), shall specify the date and amount of such Conversion, the Revolving Loan or portion thereof to be so Converted, the type of Revolving Loan such Revolving Loan shall be Converted into and, in the case of a Conversion into a Eurodollar Loan, the initial Interest Period. Promptly upon receipt of such notice the Agent shall advise each Bank thereof. Subject to SECTIONS 1.12 and 1.13, such Revolving Loan shall be so Converted on the requested date of Conversion. Each Conversion shall be on a Business Day and shall be in an aggregate principal amount of at least $500,000 and an integral multiple of $100,000.

     SECTION 1.5 PRO RATA TREATMENT. All borrowings, Conversions and repayments shall be effected so that after giving effect thereto all types and Groups of Revolving Loans shall be pro rata among the Banks according to their respective Percentages.

     SECTION 1.6  LETTER OF CREDIT PROCEDURES.  Provided that the conditions in
SECTION 11.2 are satisfied, the Company shall give notice to Bank of America of the proposed issuance of each Letter of Credit on a Business Day which is at least two (2) Business Days prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company and in all respects satisfactory to Bank of America, together with such other documentation as Bank of America may request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not extend beyond the earlier of (a) one year from the date of issuance of the Letter of Credit or (b) the Revolving Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. Subject to the satisfaction of the conditions precedent set forth in SECTION 11 with respect to the issuance of such Letter of Credit, Bank of America shall issue such Letter of Credit on the requested issuance date.

     SECTION 1.7 PARTICIPATION IN LETTERS OF CREDIT. Concurrently with the issuance of each Letter of Credit Bank of America shall notify each Bank of such issuance and shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from Bank of America, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes hereof, all Existing Letters of Credit shall be deemed to have been issued under this Agreement and each Bank hereby acknowledges its participation therein. For the purpose of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be Bank of America's "participation" therein. Bank of America hereby agrees to deliver to such Bank a list of outstanding Letters of Credit, copies of such Letters of Credit, Letter of Credit Applications and related documentation as such other Bank may from time to time reasonably request.

     SECTION 1.8 REIMBURSEMENT OBLIGATIONS. The Company hereby unconditionally and irrevocably agrees to reimburse Bank of America for each payment or disbursement made by Bank of America under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or distribution shall bear interest from and including the date of such payment or disbursement to but not including the date that Bank of America is reimbursed by the Company therefor, payable monthly in arrears, at a rate per annum equal to the Alternate Reference Rate from time to time in effect (but not less than the Alternate Reference Rate in effect at the date of such payment or disbursement by Bank of America) PLUS 2% per annum. Bank of America shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; PROVIDED, however, that the failure of Bank of America to so notify the Company shall not affect the rights of Bank of America or the Banks in any manner whatsoever.

     SECTION 1.9 LIMITATION ON BANK OF AMERICA'S OBLIGATIONS. In determining whether to pay under any Letter of Credit, Bank of America shall have no obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by Bank of America under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not impose upon Bank of America any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in SECTION 1.8 or the funding obligations of the Banks pursuant to SECTION 1.10.

     SECTION 1.10 FUNDING BY BANKS TO BANK OF AMERICA. In the event that Bank of America makes any payment or disbursement under any Letter of Credit and the Company shall not have reimbursed Bank of America in full for such payment or disbursement by 10:00 A.M., Chicago time, on the date of such payment or disbursement, or in the event that any reimbursement received by Bank of America from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization or otherwise, each Bank shall be obligated to pay to Bank of America, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share, according to its Percentage, of such payment or disbursement (but such obligation of the Banks shall not diminish the obligation of the Company under SECTION 1.8), and the Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for Bank of America's account the amount of such other Bank's Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business Day on which such Bank receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for Bank of America's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Agent to but not including the date such amount is paid, at a rate per annum equal to the Federal Funds Rate. Any Bank's failure to make available to the Agent its Percentage of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Percentage of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Percentage of any such payment or disbursement.

     SECTION 1.11 CASH COLLATERAL. If any Letter of Credit remains outstanding on the Revolving Termination Date, the Company shall deposit with the Agent, as security for all outstanding Letters of Credit and pursuant to documentation in form and substance satisfactory to the Banks, cash collateral in an amount equal to the Stated Amount of all outstanding Letters of Credit, which cash collateral may be placed in an interest bearing account acceptable to the Required Banks and the Company.

     SECTION 1.12 WARRANTY. Each notice of borrowing and/or of Conversion pursuant to SECTION 1.3 or 1.4, and the delivery of each Letter of Credit Application pursuant to SECTION 1.6 shall automatically constitute a warranty by the Company to the Agent and each Bank to the effect that on the date of such requested borrowing or Conversion (other than any Conversion from a Eurodollar Loan to a Floating Rate Loan required by SECTION 1.13 or 8.3) or the issuance of the requested Letter of Credit, as the case may be, (a) the warranties of the Company contained in SECTION 9 of this Agreement shall be true and correct in all material respects as of such requested date as though made on the date thereof and (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing or will result therefrom.

     SECTION 1.13 CONDITIONS. Notwithstanding any other provision of this Agreement, no Bank shall be obligated to make any Revolving Loan or to Convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan, and Bank of America shall not be obligated to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists or would result therefrom.

     SECTION 2 NOTES EVIDENCING LOANS.

     SECTION 2.1 REVOLVING NOTES. The Revolving Loans of each Bank shall be evidenced by a promissory note (herein individually called a "Revolving Note" or "Note", and collectively for all Banks called the "Revolving Notes" or "Notes"), substantially in the form set forth in EXHIBIT B, with appropriate insertions, dated the Effective Date payable to the order of such Bank in the principal amount of the Revolving Loan Commitment of such Bank (or, if less, in the aggregate unpaid principal amount of such Bank's Revolving Loans). Each Revolving Note (including all Revolving Loans) shall be due and payable on the Revolving Termination Date.

     SECTION 2.2 RECORDATION OF LOANS. Each Bank shall record in its records, or at its option on the schedule attached to its Revolving Note, the date and amount of each Revolving Loan made by such Bank, each repayment or Conversion thereof and, in the case of each Eurodollar Loan the dates on which each Interest Period for such Revolving Loan shall begin and end and, in the event that any Bank assigns or transfers its Revolving Note, such Bank shall record on the schedule attached to its Revolving Note, the aggregate unpaid principal amount of Revolving Loans of such Bank on the date of such assignment or transfer. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Revolving Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Revolving Note to repay the principal amount of the Revolving
Loans evidenced by such Revolving Note together with all interest accruing thereon.

     SECTION 2.3 REPLACEMENT NOTES. The Revolving Note to each Bank is issued in replacement of the Note ("Existing Note") issued to such Bank under the Existing Credit Agreement (and each Bank agrees to add a legend to such effect to its Existing Note). Each Bank is authorized to add to the schedule attached to its Revolving Note the information contained on the schedule attached to its Existing Note.

     SECTION 3 INTEREST.

     SECTION 3.1 INTEREST RATES. The Company hereby promises to pay interest on the unpaid principal amount of each Revolving Loan for the period commencing on the date of such Revolving Loan until such Revolving Loan is paid in full, as follows:

     (a) At all times while such Revolving Loan is a Floating Rate Loan, at a rate per annum equal to the Alternate Reference Rate from time to time in effect, plus the applicable Margin in effect from time to time;

     (b) At all times while such Revolving Loan is a Eurodollar Loan, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such loan, plus the applicable Margin in effect from time to time; and

     (c) Notwithstanding the provisions of the preceding CLAUSES (A) and (B), in the event that any principal of any Revolving Loan is not paid when due (whether by acceleration or otherwise), interest shall accrue after the due date of such principal until such principal is paid, at a rate per annum equal to the applicable interest rate from time to time in effect (but not less than the applicable interest rate in effect for such Revolving Loan as at such due date), plus 2% per annum.

     SECTION 3.2 INTEREST PAYMENT DATES. Accrued interest on each Floating Rate Loan shall be payable on the last day of each calendar quarter and at maturity, commencing with the first of such dates to occur after the date hereof. Subject to SECTION 3.3 below, accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan and at maturity; provided that accrued interest on any Eurodollar Loan with an Interest Period in excess of 3 months shall also be payable at the end of each three month period of such Interest Period. After maturity, accrued interest on all Revolving Loans shall be payable on demand.

     SECTION 3.3 INTEREST PERIODS. Each Interest Period for a Eurodollar Loan shall commence on the date such Eurodollar Loan is made or Converted from a Floating Rate Loan, or on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is 1, 2, 3 or 6 months thereafter, as the Company may specify:

     (a) in the case of an Interest Period which commences on the date a Eurodollar Loan is made or Converted from a Floating Rate Loan, in the related notice of borrowing or Conversion pursuant to SECTION 1.3 or 1.4, or

     (b) in the case of a succeeding Interest Period with respect to any Eurodollar Loan, by notice to the Agent by 11:00 A.M., Chicago time, at least two Business Days prior to the first day of such succeeding Interest Period, being understood that (i) each such notice shall be effective upon receipt by the Agent and shall be in writing (or by telephone to be promptly confirmed in writing) and (ii) if the Company fails to give such notice, such Eurodollar Loan shall automatically become a Floating Rate Loan at the end of its then-current Interest Period.

Each Interest Period for a Eurodollar Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day). Notwithstanding any other provision of this Agreement, the Company may not select any Interest Period that extends beyond the Revolving Termination Date. After giving effect to any Revolving Loan, there shall not be more than eight (8) different Interest Periods in effect for all Revolving Loans then outstanding.

     SECTION 3.4 SETTING AND NOTICE OF EURODOLLAR RATES. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Bank. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

     SECTION 3.5 COMPUTATION OF INTEREST. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate under CLAUSES (a) and (c) of SECTION 3.1 shall (to the extent applicable in the case of CLAUSE (c)) change simultaneously with each change in the Alternate Reference Rate and/or the applicable Margin.

     SECTION 4  RESERVED.

     SECTION 5  FEES.

     SECTION 5.1  LETTER OF CREDIT FEES.

     (a) The Company agrees to pay to the Agent for the account of the Banks pro rata according to their respective Percentages a letter of credit fee for each Letter of Credit in an amount equal to the applicable Margin at the time of issuance of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days) of the face amount of such Letter of Credit, such fee to be payable in arrears on the last day of each calendar quarter and on the Revolving Termination Date for the period from and including the date of the issuance of such Letter of Credit to and including such payment date or the date upon which such Letter of Credit expired or was terminated.

     (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to Bank of America such fees and expenses as Bank of America shall customarily require in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations, including, but not limited to, an agency administration fee for each Letter of Credit in an amount equal to 1/4% per annum (computed for the actual number of days elapsed on the basis of a 360 day year) of the face amount of such Letter of Credit, payable in arrears on the last day of each calendar quarter and on the Revolving Termination Date for the period from and including the date of the issuance of such Letter of Credit to and including such date or the date upon which such Letter of Credit expired or was terminated.

     SECTION 5.2 FACILITY FEE. The Company agrees to pay each Bank a facility fee, for the period from and including the Effective Date to and including the Revolving Termination Date, on the total Commitments (whether used or unused) (as the same may be reduced by SECTION 6.1 or SECTION 6.3). Such facility fee shall be payable in arrears on the last day of each Fiscal Quarter and on the Revolving Termination Date for any period then ending for which such facility fee shall not have been theretofore paid. Prior to the date (the "3Q1999 Compliance Certificate Delivery Date") which is five business days after the date by which the Company is required to furnish the compliance certificate to the Banks pursuant to Section 10.1.4 for the quarter ended September 30, 1999, the facility fee shall be computed at the rate of 0.50% per annum. On and after the 3Q1999 Compliance Certificate Delivery Date, the facility fee shall be computed for any period at the applicable facility fee rate set forth below. In all cases the facility fee rate shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The facility fee shall be determined without regard to any Borrowing Base limitation or any Event of Default or Unmatured Event of Default.


      Funded Debt/Operating
         CASH FLOW RATIO                                      FACILITY FEE RATE
      FDOCFR   less than 1.0                                      0.225%
      FDOCFR   greater than 1.0 but less than or equal to 1.5     0.250%
      FDOCFR   greater than 1.5 but less than or equal to 2.0     0.300%
      FDOCFR   greater than 2.0 but less than or equal to 2.5     0.325%
      FDOCFR   greater than 2.5 but less than or equal to 3.0     0.350%
      FDOCFR   greater than 3.0 but less than or equal to 3.5     0.375%
      FDOCFR   greater than 3.5 but less than or equal to 3.75    0.400%
      FDOCFR          greater than 3.75                           0.400%

For purposes of the foregoing, FDOCFR means the Funded Debt/Operations Cash Flow Ratio. The applicable facility fee rate shall be adjusted, to the extent applicable, 45 days (or in the case of the last Fiscal Quarter of any fiscal year, 90 days) after the end of each Fiscal Quarter beginning on the 45th day after the first Fiscal Quarter ending after the Effective Date, based on the Funded Debt/Operating Cash Flow Ratio as of the last day of such Fiscal Quarter; IT BEING UNDERSTOOD that if the Company fails to deliver the certificate required by SECTION 10.1.4 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the applicable facility fee rate shall be 0.500% per annum until such certificate is delivered.

     SECTION 5.3 AGENT'S FEES. The Company agrees to pay to the Agent for its own account such fees as are provided for pursuant to the terms of a letter agreement between the Company and the Agent.

     SECTION 6 REDUCTION OR TERMINATION OF THE COMMITMENTS; VOLUNTARY
               PREPAYMENTS.

     SECTION 6.1 REDUCTION OR TERMINATION OF THE COMMITMENTS. (a) The Company may from time to time prior to the Revolving Termination Date on at least five Business Days, prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the amount of the Revolving Loan Commitments and/or the Letter of Credit Commitments (such reduction to be pro rata among the Banks according to their respective Percentages) to an amount not less than (i) the sum of the aggregate unpaid principal amount of the Revolving Loans then outstanding in the case of a reduction in the Revolving Loan Commitments, or (ii) the aggregate Stated Amount of all Letters of Credit then outstanding, in the case of a reduction in the Letter of Credit Commitments.
Any such reduction shall be in an aggregate amount of at least $500,000 and an integral multiple of $500,000. The Company may at any time on like notice terminate the Revolving Loan Commitments and/or the Letter of Credit Commitments upon payment in full of the Revolving Notes and all other obligations of the Company hereunder in respect of the Revolving Loans or, in the case of obligations arising with respect to the Letters of Credit, upon cash collateralization thereof in full pursuant to documentation in form and substance satisfactory to the Banks.

     (b) Concurrent with each reduction of the Commitments pursuant to SECTION 1.1.3(a)(ii), the Company shall make a mandatory prepayment so that after giving effect thereto the aggregate unpaid principal amount of the Revolving Loans PLUS the aggregate Stated Amount of all Letters of Credit shall not exceed the aggregate Commitments as so reduced.

     (c) On any date that the aggregate unpaid principal amount of the Revolving Loans, PLUS the aggregate Stated Amount of all Letters of Credit exceeds the aggregate Commitments of the Banks, the Company shall immediately repay the Revolving Loans or, in the case of the Letters of Credit, furnish to the Agent cash collateral, in an amount equal to such excess.

     (d) Concurrent with each prepayment pursuant to SECTION 6.3, the Commitments shall be reduced by the amount of such prepayment, such reduction to be pro rata among the Banks according to their respective Percentages and to be applied first to the Revolving Loan Commitments prior to the Letter of Credit Commitments.

     SECTION 6.2 VOLUNTARY PREPAYMENTS. The Company may from time to time prepay the Revolving Loans in whole or in part, provided that (a) the Company shall give the Agent (which shall promptly advise each Bank) notice thereof no later than (i) 11:00 A.M., Chicago time, on the proposed date of prepayment with respect to Floating Rate Loans and (ii) three Business Days' prior to the proposed date of prepayment with respect to Eurodollar Loans, specifying the Revolving Loans to be prepaid and the date and amount of prepayment, (b) any prepayment of a Eurodollar Loan prior to the end of the Interest Period relating thereto shall be subject to SECTION 8.4, (c) each partial prepayment shall be in a principal amount of at least $100,000 and an integral multiple of $100,000, and (d) any prepayment of any Eurodollar Loan or of the entire principal amount of all Floating Rate Loans shall include accrued interest to the date of prepayment.

     SECTION 6.3 MANDATORY PREPAYMENT. If the Company shall issue new common or preferred equity or any Indebtedness for borrowed money, the Company shall promptly notify the Agent of the estimated Net Issuance Proceeds of such issuance to be received by the Company in respect thereof. Promptly upon, and in no event later than 5 Business Days after, receipt by the Company of Net Issuance Proceeds of such issuance, the Company shall prepay the Revolving Loans in an aggregate amount equal to 100% of the amount of such Net Issuance Proceeds. Net Issuance Proceeds which arise from the incurrence of purchase money Indebtedness or Capital Lease Obligations shall not be required to be applied as a prepayment pursuant to this Section 6.3.

     SECTION 6.4 CERTAIN PREPAYMENT MECHANICS. Except to the extent otherwise specified by the Company in a prepayment notice to the Agent, but subject to Sections 6.2, 6.3 and 8.4, any prepayment pursuant to Sections 6.2 or 6.3 shall be applied first to any Floating Rate Loan then outstanding and then to Eurodollar Loans with the shortest Interest Periods remaining. The Company shall pay, together with each prepayment under this Section 6.3, accrued interest on the amount prepaid and any amounts required pursuant to Section 8.4.


     SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF.

     SECTION 7.1 MAKING OF PAYMENTS. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. All payments (including those made pursuant to SECTION 6.2) of principal of, or interest on, the Revolving Loans shall be made by the Company to the Agent in immediately available funds for the account of the holders of the Revolving Notes pro rata according to their respective Percentage of the unpaid principal amount of the Revolving Loans. All payments of Letter of Credit fees pursuant to SECTIONS 5.1(a) AND 5.2 shall be made by the Company to the Agent for the account of the Banks. All payments of Letter of Credit fees and expenses pursuant to SECTION 5.1(b) shall be made to the Agent for the account of Bank of America. All such payments shall be made to the Agent at its office in Chicago not later than noon, Chicago time, on the date due; and funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Company hereby authorizes the Agent to charge any demand deposit account maintained by the Company with Bank of America for the amount of any such payment on the due date therefor, but the Agent's failure to so charge such account shall in no way affect the obligation of the Company to make any such payment. The Agent shall notify the Company after any charge is so made by the Agent against any demand deposit account maintained by the Company with Bank of America; PROVIDED that the failure of the Agent to so notify the Company shall not affect the rights of the Agent or the Banks in any manner whatsoever. The Agent shall promptly remit to each Bank or other holder of a Revolving Note its share of all such payments received in collected funds by the Agent for the account of such Bank or holder.

     All payments under SECTIONS 8.1 and 8.4 shall be made by the Company directly to the Bank or Banks entitled thereto.

     SECTION 7.2 APPLICATION OF CERTAIN PAYMENTS. Each payment of principal shall be applied to such Revolving Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment, or in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment the Agent shall advise such Bank as to the application of such payment.

     SECTION 7.3 DUE DATE EXTENSION. If any payment of principal or interest with respect to any of the Revolving Loans or the Notes falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

     SECTION 7.4 SETOFF. The Company agrees that Bank of America and LaSalle, and each remaining Bank and each remaining holder of a Revolving Note provided it obtains the prior consent of the Agent (it being understood that Bank of America and LaSalle may exercise the rights provided in this Section 7.4 without obtaining the prior consent of the Agent), have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time (i) any payment or other amount owing by the Company under this Agreement is then due to Bank of America, LaSalle or any Bank or (ii) any Event of Default or Event of Default described in SECTION 12.1.4 exists, the Agent, Bank of America, LaSalle, and each remaining Bank and each remaining holder of a Revolving Note provided it obtains the prior consent of the Agent, may apply to the payment of such payment or other amount (or, in the case of CLAUSE (ii) above, any obligation of the Company hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent, Bank of America, LaSalle or any such Bank. The Agent, Bank of America, LaSalle and each remaining Bank shall undertake to notify the Company following the exercise by the Agent, Bank of America, LaSalle and each such Bank of any of the rights described in this SECTION 7.4; provided that the failure by the Agent, Bank of America, LaSalle, or any other Bank to so notify the Company shall not affect the rights of the Agent, Bank of America, LaSalle, the other Banks, or the holder of any Revolving Note in any manner whatsoever.

     SECTION 7.5 PRORATION OF PAYMENTS. If any Bank or other holder of a Revolving Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Revolving Loan or Revolving Note (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Banks or other holders of on account of principal of and interest on the Revolving Loan or Revolving Notes (or such participation) then held by them, such Bank or other holder shall purchase from the other Banks or holders such participation in the Notes held by them (or sub-participation in such Letter of Credit) as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

     SECTION 7.6 WITHHOLDING TAX.

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.


          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company under this Agreement to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of obligations of the Company under this Agreement to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company under this Agreement to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including attorney fees and expenses). The obligation of the Banks under this subsection shall survive the payment of all obligations of the Company under this Agreement and the resignation or replacement of the Agent.

     SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.


     SECTION 8.1  INCREASED COSTS.

     (a) If (i) Regulation D of the Board of Governors of the Federal Reserve System, or (ii) after the Effective Date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

          (A) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Revolving Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Banks principal executive office or Eurodollar Office is located); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to SECTION 3), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or any Eurodollar Office of such Bank); or

          (C) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, any of its Revolving Notes or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under any of its Revolving Notes with respect thereto, then within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Company shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction.

     (b) If any Bank shall reasonably determine that after the Effective Date the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Office) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including, without limitation, such Bank's Revolving Loan Commitment or Letter of Credit Commitment) to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

     (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge which will entitle such Bank to compensation pursuant to this SECTION 8.1.

     SECTION 8.2 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:

     (a) deposits in Dollars (in the applicable amounts) are not being offered to one or more Banks in the relevant market for such Interest Period, or the Agent otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

     (b) Banks having an aggregate Percentage of 20% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding Eurodollar Loans for such Interest Period, or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans, then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or Convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically Convert to a Floating Rate Loan.

     SECTION 8.3 CHANGES IN LAW RENDERING CERTAIN LOANS UNLAWFUL. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank raise a substantial question as to whether it is) unlawful for any Bank (an "Affected Bank") to make, maintain or fund Eurodollar Loans, then the Affected Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) the Affected Bank shall have no obligation to make or Convert into Eurodollar Loans (but shall make Floating Rate Loans concurrently with the making of or Conversion into Eurodollar
Loans by the Banks which are not Affected Banks, in each case in an amount equal to the Affected Bank's Percentage of all Eurodollar Loans which would be made or Converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar
Loan (or, in any event, if the Affected Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically Convert to a Floating Rate Loan. Each Floating Rate Loan made by an Affected Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

     SECTION 8.4 FUNDING LOSSES. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Eurodollar Loans), as reasonably determined by such Bank, as a result of (a) any payment or prepayment or Conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including, without limitation, any Conversion pursuant to SECTION 8.3) or (b) any failure of the Company to borrow or Convert any Revolving Loans on a date specified therefor in a notice of borrowing or Conversion pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

     SECTION 8.5 RIGHT OF BANKS TO FUND THROUGH OTHER OFFICES. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Eurodollar Loan, PROVIDED that in such event for the purposes of this Agreement such Eurodollar Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Eurodollar Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Eurodollar Loan, for the account of such branch or Affiliate.

     SECTION 8.6 DISCRETION OF BANKS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Revolving Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     SECTION 8.7 MITIGATION. Any Bank claiming any additional amounts payable pursuant to Section 8.1 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change its lending branch or Affiliate (as applicable) if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

     SECTION 8.8 CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS. Determinations and statements of any Bank pursuant to SECTION 8.1, 8.2, 8.3 or
8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under SECTIONS 8.1 and 8.4, and the provisions of such Sections shall survive termination of this Agreement.

     SECTION 9 WARRANTIES.

     To induce the Agent and the Banks to enter into this Agreement and to make Revolving Loans and issue or purchase participation in Letters of Credit hereunder, the Company warrants to the Agent and the Banks that:

     SECTION 9.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly existing and in good standing under the laws of the State of Delaware; each Subsidiary is a corporation duly existing and in good standing under laws of the state of its incorporation; and the Company and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and the failure to so qualify would materially and adversely affect the financial condition, operations, or business prospects of the Company and its Subsidiaries on a consolidated basis. SCHEDULE
9.1 lists the foreign jurisdictions of the Company.

     SECTION 9.2 AUTHORIZATION: NO CONFLICT AND VALIDITY OF OBLIGATIONS. The Company has full right and authority to enter into this Agreement, to make the borrowings herein provided for, to request that Letters of Credit be issued hereunder, to issue its Revolving Notes and to perform all of its obligations under the Loan Documents; each Loan Document delivered by the Company has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with their terms; and the Loan Documents do not, nor does the performance or observance by the Company of any of the matters or things therein provided for, contravene any provision of law or the certificate of incorporation or bylaws of the Company or any material covenant, indenture or agreement of or affecting the Company.

     SECTION 9.3 SUBSIDIARIES. The Subsidiaries of the Company and their respective states of incorporation and foreign jurisdictions are designated on
SCHEDULE 9.3.

     SECTION 9.4 FINANCIAL STATEMENTS The Company's audited consolidated financial statement as at December 31, 1997 and, except as disclosed on SCHEDULE 9.4, its unaudited consolidated financial statements as at September 30, 1998 and November 30, 1998, copies of which have been furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, and fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

     SECTION 9.5 NO MATERIAL ADVERSE CHANGE. Except as disclosed in the SEC Reports or on SCHEDULE 9.5, since the dates of the financial statements referred to in SECTION 9.4 there has been no material adverse change in the condition (financial or otherwise), operations or business prospects of the Company and its Subsidiaries taken as a whole.

     SECTION 9.6 LITIGATION AND CONTINGENT LIABILITIES. Except as disclosed in the SEC Reports or in SCHEDULE 9.6, there is no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary which if adversely determined would (i) result in any material adverse change in the financial condition, business prospects or continued operations of the Company and its Subsidiaries taken as a whole, or (ii) impair the validity or enforceability of, or materially impair the ability of the Company to perform its obligations hereunder or under any of the Loan Documents. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any contingent liabilities singly or in the aggregate in excess of $500,000 not provided for or disclosed in the financial statements referred to in SECTION 9.4.

     SECTION 9.7 LIENS. None of the assets of the Company or any Subsidiary is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, EXCEPT liens permitted by SECTION 10.11.

     SECTION 9.8 PENSION AND WELFARE PLANS. Except as disclosed in Schedule 9.8, each of the Company and Subsidiaries is in compliance in all material respects with ERISA with respect to all employee benefit plans maintained by the Company or such Subsidiaries and has received no notice to the contrary from the PBGC or any other governmental entity or agency. During the twelve consecutive month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.
Except as described in SCHEDULE 9.8, the Company has no contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of title I to ERISA and described in applicable state continuation coverage laws.

     SECTION 9.9 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" with the meaning of the Investment Company Act of 1940, as amended.

     SECTION 9.10 REGULATION U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit, and will not use the proceeds of any of the Revolving Loans, for the purpose of purchasing or carrying Margin Stock and the Company will not use the proceeds of the Revolving Loans or the Letters of Credit in a manner that violates any provision of Regulations U or X of the Board of Governors of the Federal Reserve System.

     SECTION 9.11 APPROVALS. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, or any approval or consent from any other Person is necessary in connection with the valid execution, delivery or performance by the Company of the Loan Documents.

     SECTION 9.12 COMPANY'S MATERIAL AGREEMENTS. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse affect on the business, properties or assets, operations or condition (financial or otherwise) of the Company or
(ii) any agreement or instrument evidencing or governing indebtedness.

     SECTION 9.13 TAXES. Each of the Company and the Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provision for the payment of all of its taxes which are due and payable, except such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The Company is not aware of any proposed assessment against the Company or any Subsidiaries for additional taxes (or any basis for any such assessment) which might be material to the Company.

     SECTION 9.14 INSURANCE. SCHEDULE 9.14 completely and accurately summarizes the property and casualty insurance program carried by the Company and the Subsidiaries and includes any self insurance program that is in effect.

     SECTION 9.15 BUSINESS LOCATIONS. The office where the Company keeps its books and records and the principal place of business of the Company is set forth on the signature pages of this Agreement.

     SECTION 9.16 USE OF PROCEEDS. The proceeds of the Revolving Loans and the Letters of Credit shall be used for working capital and general corporate purposes, including but not limited to, acquisitions under Section 10.13(b).

     SECTION 9.17 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 9.17, to the best of the Company's knowledge, (a) the Company and its Subsidiaries comply in all material respects with all applicable Environmental Laws, (b) the Company and its Subsidiaries have obtained all Governmental Approvals required for its operations, and its use and/or occupancy of any real property by any applicable Environmental Law, except those that would not have a Material Adverse Effect, (c) there are no pending or threatened claims, notices, investigations or litigation involving the Company or any of its Subsidiaries relating to any Release, threatened Release or disposal of any Hazardous Material which might have a Material Adverse Effect, and (d) the Company and its Subsidiaries have no pending material liability for response or corrective action, natural resource damage, or other harm pursuant to CERCLA, RCRA, or any comparable state law.

     SECTION 9.18 TREATMENT AND STORAGE. Except in compliance with applicable law in all material respects, or as otherwise described on SCHEDULE 9.18, any real property currently owned by or leased to the Company and any of its Subsidiaries does not contain any of the following: (a) underground storage tanks, (b) any landfills or dumps, or (c) hazardous waste management facilities as defined pursuant to RCRA or comparable state law.

     SECTION 9.19 COMPLIANCE WITH LAWS. To the best of the Company's knowledge, the Company and its Subsidiaries are in compliance in all material respects with all applicable statutes, laws, rules and regulations applicable thereto.

     SECTION 9.20 INFORMATION. All information heretofore or contemporaneously herewith furnished by the Company to any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Company to any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 9.21 YEAR 2000 PROBLEM. The Company and its Subsidiaries have reviewed or are reviewing the areas within their business and operations (which are within their control) which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Company reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

     SECTION 10  COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the Revolving Notes are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Banks shall otherwise expressly consent in writing, it will:

     SECTION 10.1  REPORTS, CERTIFICATES AND OTHER INFORMATION. Furnish to each
Bank:

     SECTION 10.1.1 AUDIT REPORT. Within 90 days after each fiscal year of the Company, a copy of an annual audit report of the Company and the Subsidiaries for such fiscal year then ended prepared on a consolidating and consolidated basis and in conformity with GAAP (except for such consolidating statements) applied on a basis consistent with the audited consolidated financial statement of the Company and the Subsidiaries as at December 31, 1997, duly certified (except for such consolidating statements) by Coopers & Lybrand, or other independent certified public accountants of recognized standing selected by the Company and reasonably acceptable to the Banks, certified without qualification by such independent certified public accountants together with a certificate to the effect that, in making the examination necessary for the signing of such annual audit report by such independent certified public accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or if they have become aware of any such event, stating the nature and status thereof.

     SECTION 10.1.2 QUARTERLY REPORTS. Within 45 days after the end of each Fiscal Quarter (except the fourth Fiscal Quarter), a copy of (a) the unaudited consolidated and consolidating balance sheets of the Company and the Subsidiaries as of the close of such Fiscal Quarter and the related consolidated changes in financial position for that portion of the fiscal year and (b) the unaudited consolidated and consolidating statements of income of the Company and the Subsidiaries, in each case prepared in substantially the same manner as the audit report referred to in SECTION 10.1.1 and signed by the Chief Accounting Officer of the Company.

     SECTION 10.1.3 MONTHLY REPORTS. Within 30 days after the end of each calendar month, a Directors' Statement which at a minimum provides the unaudited financial statements of the Company and its Subsidiaries prepared in substantially the same manner as Schedule 10.1.3, and is signed by the Chief Accounting Officer of the Company. Notwithstanding the foregoing, the Directors' Statement for the last month of the Company's fiscal year shall be due within sixty (60) days after the end of that month. In addition, within ten
(10) days after the end of each calendar month, the Company shall deliver to Agent an updated Borrowing Base Report and a receivables aging certificate in a form reasonably acceptable to the Agent.

     SECTION 10.1.4 COMPLIANCE CERTIFICATES. Within 45 days after the end of each Fiscal Quarter (or, in the case of the last Fiscal Quarter of any fiscal year, within 90 days), a certificate signed by the President or the Chief Accounting Officer of the Company to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any, such event, describing it and the steps, if any, being taken, to cure it, and containing a computation of, and showing compliance with, each of the financial covenants set forth in Sections 10.5 through 10.8 and the other restrictions contained in SECTION 10.

     SECTION 10.1.5 REPORTS TO SEC AND TO SHAREHOLDERS. Copies of each filing and report made by the Company or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, and of each communication from the Company or any Subsidiary to shareholders of the Company generally, promptly upon the filing or making thereof.

     SECTION 10.1.6 NOTICE OF DEFAULT, LITIGATION AND ERISA MATTERS. As soon as possible, but in no event later than 30 days, after the Company learns of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Company or the Subsidiary affected with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default, or (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding which is materially adverse to the Company and its Subsidiaries on a consolidated basis, or (iii) the institution of any steps by the Company or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under
Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit.

     SECTION 10.1.7 SUBSIDIARIES. A written report of any changes in the list of its Subsidiaries within thirty (30) days of such change.

     SECTION 10.1.8 PROJECTIONS. Within 60 days after the end of each fiscal year of the Company, a copy of the one-year projections (quarter by quarter) of the Company and its

Subsidiaries, including balance sheets and statements of earnings and cash flow prepared on a consolidated and on a divisional basis.

     SECTION 10.1.9 OTHER INFORMATION. From time to time such other information concerning the Company and its Subsidiaries as the Agent or any Bank may reasonably request.

     SECTION 10.2 BOOKS, RECORDS AND INSPECTIONS. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records; permit, and cause each Subsidiary to permit, access by the Agent and each Bank to the books and records of the Company and of any Subsidiary; permit, and cause each Subsidiary to permit, the Agent and each Bank to inspect the properties and operations of the Company and of any Subsidiary; and, if the Agent and each Bank are unable to conduct such review, permit, and cause each Subsidiary to permit, any accounting firm selected by the Agent which is reasonably satisfactory to the Company, on a semiannual basis, to conduct, at the Company's expense, such reviews of the books and records of the Company and of any Subsidiary as the Agent shall reasonably request.

     SECTION 10.3 INSURANCE. Maintain, and cause each Subsidiary to maintain, such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

     SECTION 10.4 TAXES AND LIABILITIES. Pay, and cause each Subsidiary to pay, when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings.

     SECTION 10.5.1 CAPITAL EXPENDITURES. Not permit the consolidated capital expenditures of the Company and its Subsidiaries (including Capital Lease Obligations) in any fiscal year to exceed the amount applicable to such fiscal year as follows:

          FISCAL YEAR ENDING                   AMOUNT
          ------------------                   ------
          December 31, 1999                  $10,000,000
          December 31, 2000                  $15,000,000
          December 31, 2001                  $20,000,000

provided; however, that the amount applicable to fiscal year 1999 shall exclude Capital Expenditures of up to $5,000,000 related to the Verson Division's facility expansion project as reflected in the Company's accounts payable as of December 31, 1998.

     SECTION 10.5.2 MINIMUM CONSOLIDATED OPERATING CASH FLOW. Not permit its Consolidated Operating Cash Flow in respect of any Fiscal Quarter, to be less than the amount applicable to such Fiscal Quarter, as follows:

     FISCAL QUARTER ENDING                AMOUNT
     ---------------------                ------
     March 31, 1999                     $4,000,000
     June 30, 1999                      $4,000,000

     FISCAL QUARTER ENDING                AMOUNT
     ---------------------                ------
     September 30, 1999                 $4,000,000
     December 31, 1999                  $3,150,000
     March 31, 2000                     $7,750,000
     June 30, 2000                      $8,500,000

     SECTION 10.5.3 NET WORTH. Not permit the Company's Consolidated Net Worth at any time to be less than (a) $95,000,000, PLUS (b) twenty five percent (25%) of the Company's positive consolidated net income for each Fiscal Quarter ended after December 31, 1998, LESS (c) the amount of any cash dividends paid or declared after December 31, 1998 in an amount not to exceed $7,500,000, LESS (d) Verson Division Special Expenses up to but not exceeding $18,000,000 in the aggregate.

     SECTION 10.6 FUNDED DEBT/OPERATING CASH FLOW RATIO. Not permit the ratio ("Consolidated Funded Debt/Operating Cash Flow Ratio") of (x) Consolidated Total Funded Debt to (y) Consolidated Operating Cash Flow to exceed 3.75:1:00 from and after July 1, 2000 through December 30, 2000, and 3.50:1.00 thereafter.

     SECTION 10.7 CONSOLIDATED FIXED CHARGE COVERAGE. Not permit for any Fiscal Quarter the ratio ("Consolidated Fixed Charge Ratio") of (a) Consolidated Adjusted Operating Cash Flow to (b) interest expense (before any deferral and capitalization of such interest, but including attributable interest from Capitalized Lease Obligations) plus rental expense of the Company and its Subsidiaries on a consolidated basis during such period, to be less than the ratio applicable to such Fiscal Quarter, as follows:

     FISCAL QUARTER ENDING              RATIO
     ---------------------              -----
     March 31, 1999                     0.80:1
     June 30, 1999                      0.80:1
     September 30, 1999                 1.00:1
     December 31, 1999                  1.00:1
     March 31, 2000                     1.75:1
     June 30, 2000                      1.75:1

provided, however, that on and after July 1, 2000, the Company shall not permit for any period consisting of 4 consecutive Fiscal Quarters, the Consolidated Fixed Charge Ratio to be less than 2.00:1.

     SECTION 10.8 MINIMUM DEBT COVERAGE. Not permit the ratio of (a) the sum of (i) the accounts receivable of the Company and its Subsidiaries, plus (ii) the book value of inventory of the Company and its Subsidiaries (provided that the value of such inventory shall not exceed 150% of the net amount of accounts receivable under clause (i) above), plus (iii) cash and cash equivalents (determined according to GAAP) of the Company and its Subsidiaries to (b) the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries, to be less than 1:1.00 during the period from September 30, 1998 through September 30, 2000 or less than 1.25:1 thereafter.

     SECTION 10.9 PURCHASE OR REDEMPTION OF COMPANY'S SECURITIES; DIVIDEND RESTRICTIONS. Not purchase or redeem any shares of the capital stock of the Company, declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem, and not permit any Subsidiary to purchase, any subordinated indebtedness of the Company; PROVIDED HOWEVER , that so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may, in its sole discretion pay or declare cash dividends to the holders of common stock of the Company.

     SECTION 10.10 INDEBTEDNESS. Not, and not permit any Subsidiary to, incur or permit to exist any Indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (i) the obligations arising under the Commitments,
(ii) obligations under any Capital Lease, (iii) indebtedness of any Subsidiary to the Company or any other Subsidiary, (iv) indebtedness of the Company relating to any hedging agreements entered into by the Company with respect to interest rate exposure resulting from its obligations under this Agreement, (v) current liabilities of the Company arising in the ordinary course of business,
(vi) the obligations of the Company in connection with the Letter of Credit Applications or the Letters of Credit, (vii) debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made, (viii) indebtedness subordinated to the obligations of this Agreement, with terms and conditions acceptable to Agent,
(ix) indebtedness assumed by the Company in connection with acquisitions permitted by SECTION 10.13, (x) indebtedness described in SCHEDULE 10.10, (xi) Indebtedness evidenced by the 1999 Senior Notes, and (xii) other indebtedness of the Company not to exceed $10,000,000 in the aggregate. Schedule 10.10 specifically describes the indebtedness of the Company and Subsidiaries which will remain after the Effective Date.

     SECTION 10.11 LIENS. Not, and not permit any Subsidiary to, create or permit to exist, any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired, EXCEPT (i) for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services (iii) those granted by any Subsidiary to secure indebtedness of such Subsidiary to the Company or any Subsidiary, (iv) liens in favor of the Agent and the Banks in connection herewith, (v) preexisting liens on or security interests affecting assets acquired pursuant to SECTION 10.13, (vi) liens arising in the ordinary course of business and consistent with past practices not to exceed $1,000,000 in the aggregate, (vii) liens on Verson work in progress inventory securing obligations arising from progress payments to Verson, provided that the obligations so secured shall be limited to such progress payments and that the security therefore shall be limited to the related Verson work in progress inventory, (viii) liens listed in SCHEDULE 10.11, (ix) liens representing the interests of the lessor under a Capital Lease, or (x) extensions or renewals of the forgoing.

     SECTION 10.12 GUARANTIES, LOANS OR ADVANCES. Not, and not permit any Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any advances to any other person or entity, EXCEPT for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (ii) loans or advances by the Company to any Subsidiary, (iii) advances not to exceed, in the aggregate for the Company and all Subsidiaries at any one time outstanding, $150,000 to officers and employees and $100,000 to subcontractors or suppliers other than Subsidiaries, (iv) customary and usual indemnities given in connection with any Permitted Dispositions, (v) indemnities of the Bush Hog and Verson Divisions given to certain of their customers and dealers in the ordinary course of business and consistent with past practices, (vi) customary and usual indemnities given by the Company in connection with past divestitures,
(vii) deposits not to exceed, in the aggregate for the Company and all Subsidiaries at any one time outstanding, $1,000,000 to the sellers of fixed assets in connection with the purchase by the Company of such fixed assets.

     SECTION 10.13 MERGERS, CONSOLIDATIONS, SALES. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets, or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets or sell or assign with or without recourse any receivables, EXCEPT for:

     (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary;

     (b) negotiated acquisitions of any Person (including any acquisition of all or substantially all of the assets of any Person or the stock or partnership interest or other ownership interest in any Person) which is in a line of business substantially similar to the businesses of the Company and its Subsidiaries, provided that (i) the written consent or approval of the Board of Directors or equivalent governing body of the Person to be acquired shall have been obtained prior to consummation and acquisition; (ii) the total consideration paid or given for all such acquisitions during any consecutive twelve month period shall not exceed $25,000,000 exclusive of (x) consideration given in respect of acquisitions consummated prior to August 1, 1998 and (y) exclusive of the value of common stock of the Company used as consideration in connection with any such acquisition); (iii) the pro-forma combined Funded Debt/Operating Cash Flow Ratio as of the effective date of any such acquisition of the Company and the acquired Person, for the four Fiscal Quarters most recently ended at the time of such effective date does not exceed 3.25:1; (iv) no Event of Default or Unmatured Event of Default shall exist before or after giving effect to such acquisition; (v) any acquisition of stock of a Person shall not be less than 80% of the issued and outstanding capital stock of such Person; and (vi) the Agent shall have received a certificate from the Company satisfactory to the Agent as to compliance by the Company with preceding clauses
(i) through (v).

     (c) the sale, transfer or disposition of any fixed asset(s), as long as either: (i) during any fiscal year, the aggregate consideration paid or given to the Company or any Subsidiary is less than 5% of the Company's consolidated assets as reflected on the Company's then most recent audited financial statements, or (ii) the Company uses the proceeds of such transaction to finance the purchase of replacement fixed asset(s), delivers to the Agent written evidence of the use of the proceeds, and such replacement fixed asset(s) is free and clear of all liens;

PROVIDED, HOWEVER, that as to all mergers, consolidations, acquisitions, sales and transfers no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result therefrom. For purposes of this
SECTION 10.13, for all such transactions, the term "consideration" shall include the amount of any indebtedness for borrowed money assumed by the Company or a Subsidiary, PLUS the amount, if any, by which the liabilities of the acquired Person assumed by the Company or a Subsidiary (exclusive of the amount of the indebtedness for borrowed money assumed by the Company or a Subsidiary) exceeds the value of the Tangible Assets of such acquired Person.

     SECTION 10.14 INVESTMENTS. Not, and not permit any Subsidiary to, make or permit any Investment in any Person, except for:

     (a) Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business consistent with past practices;

     (b) Investments and securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States of America or any agency thereof;

     (c) Investments and commercial paper maturing within 270 days or less from the date of issuance rated in the highest grade by a nationally recognized credit agency;

     (d) Investments and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any State thereof having capital, surplus and undivided profits aggregating at least $100,000,000;

     (e) Investments of the Company outstanding on the date hereof to the extent disclosed in the financial statements referred to in SECTION 9.4 or disclosed on Schedule 10.14;

     (f) Investments in overnight repurchase or reverse repurchase transactions involving marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, entered into with a counter party with a net worth in excess of $100,000,000;

     (g) Investments of the Company evidenced by promissory or demand notes issued by purchasers of assets of the Company permitted by the terms of this Agreement;

     (h)  Investments permitted under Sections, 10.10, 10.12 and 10.13; and

     (i) Investments in shares of a money market fund which (1) is a registered investment company under the Investment Company Act of 1940 (the "Act"); (2) complies with Rule 270.2(a)-7 of the Act (the "Rule"); and (3) is either (a) rated in one of the two highest rating categories by Standard and Poors or Moody's Investor Service, or (b)(i) has assets of at least $200,000,000 at all times upon and after the purchase of shares by the Company, and (ii) will limit its portfolio investments to instruments that are, at the time of acquisition "First Tier Securities" or "Government Securities" as such terms are defined in this Rule.

     SECTION 10.15  ENVIRONMENTAL COVENANTS.

     SECTION 10.15.1 ENVIRONMENTAL RESPONSE OBLIGATION. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable Environmental Laws, or judicial or administrative orders requiring the performance at any real property owned, operated, or leased by the Company or any subsidiary of activities in response to the release or threatened release of a Hazardous Material except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) notify the Bank within 30 days of the receipt of any written claim, demand, proceeding, action, or notice of material liability by any Person arising out of or relating to the release or threatened release of a Hazardous Material; and (c) notify the Bank promptly, but in no event later than thirty (30) days, after the occurrence of any release, threat of release, or disposal of Hazardous Material reported to any governmental regulatory authority at any real property owned, operated, or leased by the Company or any Subsidiary.

     SECTION 10.15.2 ENVIRONMENTAL LIABILITIES. Not violate in any material respect any applicable Environmental Law and, without limiting the foregoing, not commence disposal of any Hazardous Material into or onto any real property owned, operated, or leased by the Company or any Subsidiary nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to remain on such real property.

     SECTION 10.16 UNCONDITIONAL PURCHASE OBLIGATIONS. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     SECTION 10.17 EMPLOYEE BENEFIT PLANS. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance in all material respects with all applicable requirements of the law and regulations.

     SECTION 10.18 REGULATION U. Not use or permit any proceeds of the Revolving Loans or the Letters of Credit to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     SECTION 10.19 SIGNIFICANT SUBSIDIARY. Cause each present or future Significant Subsidiary to forthwith execute and deliver to the Agent a guaranty of the Company's obligations under this Agreement, such guaranty to be in form and substance satisfactory to the Agent and to be supported by such supporting documents as the Agent shall require.

     SECTION 10.20 OTHER AGREEMENTS. Not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith, (b) prohibits or restricts the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, (c) prohibits or restricts the ability of any Subsidiary to make dividends or advances to the Company, or (d) prohibits or restricts the ability of the Company or any Subsidiary to amend or otherwise modify this Agreement or any other document executed in connection herewith.

     SECTION 10.21 COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply in all material respects with all applicable statutes, laws, rules and regulations.

     SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING

     Section 11.1 EFFECTIVENESS. This Agreement shall become effective as of February 1, 1999 (herein called the "Effective Date") provided that each of the following conditions shall have been satisfied (it being understood that until satisfaction such conditions in the Existing Agreement shall remain in full force and effect): (i) the conditions specified in SECTION 11.2 have been satisfied, (ii) the Agent shall have received the fees described in SECTIONS 5.1, 5.2 AND 5.3 (to the extent then due), and (iii) the Agent shall have received all the following, each duly executed and dated the Effective Date (or such later date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Bank:

     SECTION 11.1.1 REVOLVING NOTES. The Revolving Notes of the Company payable to the order of each Bank.

     SECTION 11.1.2 CERTIFICATE. A certificate of the Chief Accounting Officer of the Company to the effect that on the Effective Date, (i) the aggregate principal amount of the Revolving Loans together with the stated amount of all Letters of Credit does not exceed $145,000,000, and (ii) the conditions set forth in SECTION 11.2.1 are satisfied as of the Effective Date with the same effect as if a Revolving Loan were made on such date.

     SECTION 11.1.3 RESOLUTIONS. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Notes, the Letter of Credit Applications, and the other documents to be executed by the Company pursuant to this Agreement.

     SECTION 11.1.4 CONSENTS AND APPROVALS. The required consents and governmental approvals (if any) with respect to this Agreement, the Revolving Notes, the Letter of Credit Applications, and the other documents to be executed by the Company pursuant to this Agreement.

     SECTION 11.1.5 INCUMBENCY AND SIGNATURES. A certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Notes, the Letter of Credit Applications, and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (it being understood that the Agent and the Banks may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

     SECTION 11.1.6 OPINIONS OF COUNSEL FOR THE COMPANY. The opinions of Gardner, Carton & Douglas, and Mark Standefer, Esq. as counsels for the Company, substantially in the forms set forth in EXHIBIT C.

     SECTION 11.1.7 OTHER DOCUMENTS. Such other documents as the Agent or any Bank may reasonably request.

     SECTION 11.2 ALL LOANS AND LETTERS OF CREDIT. The occurrence of the Effective Date and the obligation of each Bank to make any Revolving Loan and to issue any Letter of Credit is subject to the conditions precedent that:

     SECTION 11.2.1 NO DEFAULT. (a) No Event of Default, or Unmatured Event of Default, has occurred and is continuing or will result from the making of such Revolving Loan or the issuance of such Letter of Credit and (b) the warranties of the Company contained in Section 9 are true and correct as of the date of such requested Revolving Loan or the issuance of such Letter of Credit, with the same effect as though made on such date.

     SECTION 11.2.2 LITIGATION. No litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Company to the Banks prior to the date of the last previous Revolving Loan hereunder (or, in the case of the initial Revolving Loan prior to the date of execution and delivery of this Agreement) are pending or known to be threatened against the Company or any Subsidiary which if adversely determined could reasonably be expected to (i) result in any material adverse change in the financial condition, business prospects or continued operations of the Company and its Subsidiary on a consolidated basis or (ii) impair the validity or enforceability of, or materially impair the ability of the Company to perform its obligations hereunder or under any of the other Loan Documents, and no material development not so disclosed has occurred in any such litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which could reasonably be expected to cause such a material adverse change.

     Each request by the Company for a Loan or a Letter of Credit shall automatically constitute a representation and warranty of the Company to the effect that all conditions to the making of such Loan or issuance of such Letter of Credit will be satisfied as of the date of the making of such Loan or issuance of such Letter of Credit.

     SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

     SECTION 12.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

     SECTION 12.1.1 NON-PAYMENT OF NOTES, ETC. Default in the payment when due of (a) any principal of, or interest on, any Revolving Note or (b) any reimbursement obligation with respect to any Letter of Credit or any fees payable by the Company hereunder.

     SECTION 12.1.2 NON-PAYMENT OF OTHER INDEBTEDNESS FOR BORROWED MONEY. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other indebtedness for borrowed money of, or guaranteed by, the Company or any Subsidiary in excess of $250,000 in the aggregate or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

     SECTION 12.1.3 OTHER MATERIAL OBLIGATIONS. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by the Company or any Subsidiary with respect to any material purchase or lease of goods or services reasonably valued in excess of $750,000 in the aggregate (and not constituting an Event of Default under any of the other provisions of this SECTION 12) and except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings.

     SECTION 12.1.4 BANKRUPTCY, INSOLVENCY. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary or remains for 30 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

     SECTION 12.1.5 NON-COMPLIANCE WITH THIS AGREEMENT. Failure by the Company to comply with or to perform any provision of this Agreement (and not constituting an Event of Default under any other provision of this SECTION 12) and continuance of such failure for 15 days after notice thereof to the Company from the Agent, any Bank, or the holder of any Revolving Note.

     SECTION 12.1.6 WARRANTIES. Any warranty made by the Company herein or in any Instrument is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     SECTION 12.1.7 PENSION PLANS. (a) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension

Plan, in excess of $100,000, or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA.

     SECTION 12.1.8 MATERIAL ADVERSE CHANGE. There is a material adverse change in the financial or business conditions or prospects of the Company and its Subsidiaries taken as a whole.

     SECTION 12.1.9 CHANGE OF CONTROL. The acquisition, through purchase or otherwise (including the agreement to act in concert without more), by any Person or group of Persons acting in concert directly or indirectly, in one or more transactions, of beneficial ownership or control of securities representing more than fifty percent (50%) of the combined voting power of the Company's voting stock. For purposes of this definition, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934. A merger or consolidation pursuant to Section 10.13 with respect to which the voting stock of the surviving corporation is not more than fifty percent (50%) owned by the Company shall constitute a "Change of Control."

     SECTION 12.2 EFFECT OF EVENT OF DEFAULT. If any Event of Default described in SECTION 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Revolving Notes and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Agent may (and upon written request of the Banks shall) declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Revolving Notes and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Revolving Notes and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Any collateral delivered by the Company to the Agent shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

     SECTION 13 CERTAIN DEFINITIONS. When used herein the following terms shall have the following meaning (such definitions to be applicable to both the singular and plural forms of such terms):

     ACCEPTANCE AND ASSIGNMENT - see EXHIBIT E.

     AFFILIATE shall mean, with respect to any Person, a Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (b) which beneficially owns or holds, directly or indirectly, five percent (5%) or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, five percent (5%) or more of the equity interested such Person; or (c) five percent (5%) or more of the Voting Stock (or, in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person; PROVIDED, HOWEVER, that no Bank shall in any event be deemed to be an Affiliate of the Company or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Stock or an equity interest, by contract, or otherwise.

     AGENT - see PREAMBLE.

     AGREEMENT - see PREAMBLE.

     ALTERNATE REFERENCE RATE shall mean, on any date and with respect to all Floating Rate Loans, a fluctuating rate of interest per annum (rounded upward to the next highest one-eighth (1/8) of one percent (1%) if not already an integral multiple of one-eighth (1/8) of one percent (1%)) equal to the higher of (a) the rate of interest most recently announced by the Agent at its Chicago office as its Reference Rate; or (b) the Market Federal Funds Rate most recently determined by the Agent plus one-half percent (.50%).

     The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. For purposes of this Agreement (i) any change in the Alternate Reference Rate due to a change in the Reference Rate shall be effective, on the date such change in the Reference Rate is announced and (ii) any change in the Alternate Reference Rate due to a change in the Market Federal Funds Rate shall be effective on the effective date of such change in the Market Federal Funds Rate. If for any reason the Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Market Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Reference Rate shall be the Reference Rate until the circumstances giving rise to such inability no longer exist. The Agent will give notice promptly to the Company and the Banks of changes in the Alternate Reference Rate.

     ASSIGNEE - see SECTION 15.17.

     BANK - see PREAMBLE.

     BANK OF AMERICA - see PREAMBLE.

     BORROWING BASE shall mean at any date an amount equal to the sum of the following:

RECEIVABLES:

     (A) 80% of the Net Bush Hog 0 - 90 days Eligible Receivables;

     (B) 75% of the Net Bush Hog 91 - 180 Days Eligible Receivables;

     (C) 65% of the Net Bush Hog 181 - 240 Days Eligible Receivables;

     (D) 50% of the Net Bush Hog Over 240 Days Eligible Receivables;

     (E) 85% of the Net Verson Eligible Receivables;

     (F) 80% of the Net Great Bend 0 -90 days Eligible Receivables;

     (G) 75% of the Net Great Bend 91-180 days Eligible Receivables;

     (H) 65% of the Net Great Bend 181-240 Days Eligible Receivables;

     (I) 50% of the Net Great Bend Over 240 Days Eligible Receivables;

     (J) 80% of the Net Precision Press Eligible Receivables;

INVENTORY:

     (K) 45% of the Net Bush Hog Eligible Raw Material Inventory;

     (L) 45% of the Net Great Bend Eligible Raw Material Inventory;

     (M) 45% of the Net Bush Hog Purchased Parts Inventory;

     (N) 45% of the Net Great Bend Purchased Parts Inventory;

     (O) 55% of the Net Bush Hog Eligible Finished Goods Inventory;

     (P) 55% of the Net Great Bend Eligible Finished Goods Inventory;

     (Q) 50% of the Net Verson Eligible Raw Material Inventory;

     (R) 50% of the Net Precision Press Industries Eligible Raw Material Inventory;

     (S) 20% of the Net Verson Eligible Work-In-Process Inventory;

     (T) 20% of the Net Precision Press Industries Eligible Work-In-Process;

EQUIPMENT:

     (U) 35% of the consolidated gross (undepreciated) value of the machinery and equipment of the Company and its Subsidiaries; and

     (V) the Borrowing Base Overadvance.

Measurement of the Borrowing Base shall be as of the close of the Company's business on the last day of each month.

     BORROWING BASE OVERADVANCE shall for each month set forth below mean an amount as follows:

          MONTH                          OVERADVANCE AMOUNT
          -----                          ------------------
          January 1999                       $40,000,000
          February 1999                      $40,000,000
          March 1999                         $40,000,000
          April 1999                         $35,000,000
          May 1999                           $35,000,000
          June 1999                          $35,000,000
          July 1999                          $10,000,000
          August 1999                        $  5,000,000

On and after September 1, 1999 the Borrowing Base Overadvance shall be zero.

     BORROWING BASE REPORT shall mean the report, together with the supporting calculations attached thereto, executed on behalf of the Company by its chief accounting officer or treasurer substantially in the form of EXHIBIT D.

     BUSINESS DAY shall mean any day on which banks are open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market.

     CAPITAL EXPENDITURES shall mean all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

     CAPITAL LEASE shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet,

     CAPITAL LEASE OBLIGATION shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     CERCLA shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 ET SEQ., and any future amendments.

     CODE shall mean the Internal Revenue Code of 1986, and regulations promulgated thereunder.

     COMMITMENT shall mean the Revolving Loan Commitment and the Letter of Credit Commitment of each Bank.

     COMMITMENTS shall mean the Revolving Loan Commitments and the Letter of Credit Commitments of all Banks.

     COMPANY - see PREAMBLE.

     CONSOLIDATED ADJUSTED OPERATING CASH FLOW shall mean (a) the sum of (i) consolidated net income for such period, plus (ii) consolidated interest expense for such period, plus (iii) the aggregate amount which was deducted by the Company in respect of Federal, state and local income taxes by the Company and its Subsidiaries in determining the Company's consolidated net income for such period, plus (iv) all rental expense (including attributable interest from Capitalized Lease Obligations) less (b) the sum of (i) interest income for the period, plus (ii) extraordinary gains for the period, all as determined for the Company and its Subsidiaries on a consolidated basis.

     CONSOLIDATED FIXED CHARGE RATIO-see SECTION 10.7.

     CONSOLIDATED FUNDED DEBT/OPERATING CASH FLOW RATIO - see SECTION 10.6.

     CONSOLIDATED OPERATING CASH FLOW shall mean (a) the sum of (i) consolidated net income for such period, plus (ii) consolidated interest expense for such period, plus (iii) the aggregate amount which was deducted by the Company in respect of Federal, state and local income taxes by the Company and its Subsidiaries in determining the Company's consolidated net income for such period, plus (iv) depreciation and amortization for such period, less (b) the sum of (i) interest income for the period, plus (ii) extraordinary gains for the period, all as determined for the Company and its Subsidiaries on a consolidated basis.

     CONSOLIDATED NET WORTH shall mean, as of the date of any determination thereof, the assets minus the sum of the liabilities of the Company and Subsidiaries on a consolidated basis. Assets and liabilities of the Company and Subsidiaries shall have the meanings usually given to such terms in accordance with GAAP.

     CONSOLIDATED TOTAL FUNDED DEBT shall mean the total of all Funded Debt of the Company and such Subsidiaries outstanding on such date determined in accordance with GAAP applied on a consistent basis.

     CONVERT, CONVERSION AND CONVERTED shall refer to a conversion of Loans pursuant to SECTION 1.4, 3.3, 8.2 or 8.3.

     DEFAULTED RECEIVABLE shall mean at any time, a Receivable: (a) on which any amount (i) to the Bush Hog Division or the Great Bend Division remains unpaid sixty-one days or more, or (ii) to the Verson Division or the Precision Press Industries Division remains unpaid ninety-one days or more, in each instance, after the scheduled maturity of such amount; (b) as to which any of the Related Equipment has been repossessed or returned, or the related Obligor is subject to any Insolvency Event; (c) which should have been written off in accordance with the Company's practice as of the Effective Date; or (d) in respect of which payments have been extended or rewritten (i) for a purpose other than enhancing the ultimate collectability thereof, or (ii) more than once or for an additional period longer than thirty days, it being understood that if payments are extended or rewritten by the Company, such new terms shall govern for the purpose of subsection (a) above.

     DIRECTORS STATEMENT shall mean the report prepared by the Company in the form of SCHEDULE 10.1.3.

     DIVISION as to Bush Hog, Great Bend, Precision Press Industries and/or Verson shall mean a division of the Company.

     DOLLAR and the sign "$" shall mean lawful money of the United States of America.

     EFFECTIVE DATE - see SECTION 11.1.

     ELIGIBLE ASSIGNEE shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

     ELIGIBLE PROGRESS BILLING RECEIVABLE shall mean a Progress Billing Receivable which meets each of the requirements set forth in the definition of "Eligible Receivable" other than the requirement that it not be a Progress Billing Receivable. Any Progress Billing Receivable which is at any time an Eligible Progress Billing Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Progress Billing Receivable until such time as it once again meets all of the foregoing requirements. For purposes of determining the Borrowing Base, the "amount" of each Eligible Progress Billing Receivable at any time shall be the book value thereof at such time.

     ELIGIBLE RAW MATERIAL INVENTORY shall mean any Inventory which meets each of the following requirements; (a) it consists of raw materials; (b) it is in good condition; and (c) it is owned by the Company or a Subsidiary and is not subject to any lien or security interest whatsoever other than any security interest in favor of the Banks under the Loan Documents. Any Inventory which is at any time Eligible Raw Material Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Raw Material Inventory until such time as it once again meets all of the foregoing requirements. For purposes of determining the

Borrowing Base, the "amount" of Eligible Raw Material Inventory at any time shall be the book value thereof at such time.

     ELIGIBLE RECEIVABLE shall mean each Receivable of the Company and/ or a
Subsidiary:

          (a) which complies with all applicable legal requirements, including, without limitation, to the extent applicable, all state and federal usury laws;

          (b) which constitutes a legal, valid and binding payment obligation (not (i) evidencing "consumer credit" within the meaning of 12 C.F.R. 226.2(p), as amended or replaced from time to time after the Effective Date or (ii) secured by Related Equipment deemed by the Company to be "consumer use equipment") of the related obligator, enforceable in accordance with its terms;

          (c) with respect to which, if such Receivable arose from the sale of goods, such goods were free of any liens or encumbrances at the time of sale, and if such Receivable is secured by a security interest in the Related Equipment, such equipment has been delivered to the related Obligor and is located in one of the 50 States, the District of Columbia, Canada, Mexico, or Russia; provided that with respect to a Receivable which arises from an Obligor located in Mexico or Russia, the payment thereof is secured by a letter of credit acceptable to Agent;

          (d) which provides for payment by the related Obligor (other than an Obligor obligated with regard to such Receivable solely on account of a guaranty or a recourse obligation), which is a Person (which, if a corporation, the principal place of business of which is) located in one of the 50 States or the District of Columbia or Canada and is not the Company or an Affiliate of the Company, in United States dollars with terms (of payment or otherwise) which do not vary materially from industry practice for similar receivables.

          (e) which was originated in conformity with credit standards which were not materially lower than the standards of the Company in effect on the Effective Date;

          (f) which is not a Defaulted Receivable, a Progress Billing Receivable or an Unbilled Receivable; and

          (g) which has not been owed by any entity as to which an Insolvency Event has occurred.

Notwithstanding the foregoing, if a standby or commercial letter of credit has been issued in form and substance (including amount) satisfactory to the Agent in its sole discretion to support an account receivable of the Company, such account receivable shall be deemed to meet the requirements in clause (d) above as to the location of the related Obligor. A Receivable which is at any time an Eligible Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Receivable until such time as it once again meets all of the foregoing requirements. For purposes of determining the Borrowing Base, the "amount" of each Eligible Receivable at any time shall be the net amount of such Eligible

Receivable (reduced by the amount of any refund, rebate, allowance, discount, or other concession to the Obligor in connection therewith) at such time. ELIGIBLE UNBILLED RECEIVABLE shall mean an Unbilled Receivable which arises in the ordinary course of business of the Company and which meets each of the requirements set forth in the definition of "Eligible Receivable" other than the requirement that it not be an Unbilled Receivable. Any Unbilled Receivable which is at any time an Eligible Unbilled Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Unbilled Receivable until such time as it once against meets all of the foregoing requirements. For purposes of determining the Borrowing Base, the "amount" of each Eligible Unbilled Receivable shall be the book value thereof at such time.

     ELIGIBLE WORK-IN-PROCESS INVENTORY shall mean any Inventory which meets each of the following requirements; (a) it consists of work-in-process; (b) it is in good condition; and (c) it is owned by the Company and is not subject to any lien or security interest whatsoever other than a security interest in favor of the Banks under the Loan Documents. Any Inventory which is at any time Eligible Work-In-Process Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Work-In-Process Inventory until such time as it once again meets all of the foregoing requirements. For purposes of determining the Borrowing Base, the "amount" of Eligible Work-In-Process Inventory at any time shall be the book value thereof at such time (after giving effect to related contra asset accounts, including without limitation, such accounts for customer down payments).

     ENVIRONMENTAL LAW shall mean any current or future legal requirement pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 906 ET SEQ.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 ET SEQ.; Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 ET SEQ.; Clean Air Act of 1966, as amended, 42 USC 7401 ET SEQ.; Toxic Substances Control Act of 1976, 15 USC 2601 ET SEQ.; Hazardous Materials Transportation Act, 49 USC App. 1801 ET SEQ.; Occupational Safety and Health Act of 1970, as amended, 29 USC 651 ET SEQ.; Oil Pollution Act of 1990, 33 USC 2701 ET SEQ.; Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 ET SEQ.; National Environmental Policy Act of 1969, 42 USC 4321 ET SEQ.; Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) ET SEQ.; and any similar, implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     EUROCURRENCY RESERVE PERCENTAGE shall mean, with respect to each Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     EURODOLLAR LOAN or Eurodollar borrowing shall mean any Revolving Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

     EURODOLLAR OFFICE shall mean with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder or such other office or offices through which such Bank determines its Eurodollar Rate. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

     EURODOLLAR RATE shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate per annum equal to the rate at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of Bank of America two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about the relevant local time of such Eurodollar Office, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of Bank of America for such Interest Period. As used herein, "relevant local time" as to any Eurodollar Office shall mean 11:00 A.M., London time, when such Eurodollar Office is located in Europe or the Middle East, or 11:00 A.M., Chicago time, when such Eurodollar office is located in North America or the Caribbean.

     EURODOLLAR RATE (RESERVE ADJUSTED) shall mean, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

           Eurodollar Rate              =    EURODOLLAR RATE
          (Reserve Adjusted)                 1-Eurocurrency
                                             Reserve Percentage

     EVENT OF DEFAULT shall mean any of the events described in SECTION 12.1.

     EXISTING LETTERS OF CREDIT-see RECITALS.

     FEDERAL FUNDS RATE shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System (including any such successor publication, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, that rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent. The rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

     FISCAL QUARTER shall mean the period ending on either March 31, June 30, September 30 or December 31 of each year.

     FLOATING RATE LOAN or Floating Rate borrowing shall mean any Revolving Loan which bears interest at or by reference to the Alternate Reference Rate.

     FUNDED DEBT shall mean all indebtedness of the Company and its Subsidiaries which by the terms of the agreement governing or instrument evidencing such indebtedness matures more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the creation thereof, including current maturities of long-term debt, revolving credit, short-term debt extendable beyond one-year at the option of the debtor, the present value of all Capital Lease Obligations and without duplication, the Revolving Loans from time to time outstanding.

     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

     GOVERNMENTAL APPROVAL shall mean any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, decision or action or approval of a governmental authority.

     GROUP - see SECTION 1.2.

     HAZARDOUS MATERIAL shall mean: (a) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14) as amended by the Superfund Amendments and Reauthorization Act, and including the judicial interpretation thereof; (b) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33); (c) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (d) any petroleum, including crude oil and any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel;
(f) any "hazardous chemical, as defined pursuant to 29 C.F.R. Part 1910; (g) any asbestos, polychlorinated biphenyl (PCB), or isomer or dioxin, and (h) any other substance, regardless of physical form, that is regulated under any environmentally related federal, state or local government statute, rule or regulation.

     INDEBTEDNESS shall mean, with respect to any Person at any date, without duplication: (i) all obligations of such Person with respect to borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments including, without limitation, all obligations comprising subordinated indebtedness of such Person; (iii) all reimbursement obligations in respect of letters of credit, issued for the account of such Person, following any draw under such letters of credit, if not paid when due;
(iv) all obligations in respect of bankers' acceptances issued for the account of such person after designation of, and delivery to, a payee; (v) all Capitalized Lease Obligations of such Person; and (vi) whether or not included as liabilities in accordance with GAAP, obligations secured by a Lien on property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements) whether or not such obligations shall have been assumed by such Person or are limited in recourse.

     INSOLVENCY EVENT shall mean, with respect to any Person, (i) the application for, consent to, or acquiescence in, the appointment of a receiver, trustee, custodian or liquidator of or for it or its business or of or for all or a substantial part of its assets; (ii) the filing of a voluntary petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage, as a debtor, of any other law (whether federal, state or foreign) relating to relief of debtors, or the admission (by answer, by default or otherwise) of the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceeding whether federal, state or foreign) relating to relief of debtors, or the admission in writing of its inability to pay its debts generally as they become due; (iii) the permitting to continue unstayed for ten (10) days any judgment, decree or order which adjudges it a bankrupt or insolvent or approves as properly filed petition seeking its reorganization or arrangement or appoints receiver, trustee, custodian or liquidator of or for it or its business or of or for all or a substantial part of its assets or decrees the winding up or liquidation of its affairs; (iv) the filing against it, by Persons other than Banks prior to the occurrence of a Default, of any bankruptcy, reorganization, arrangement, insolvency or other proceeding (whether federal, state or foreign) relating to the relief of debtors, which proceeding shall not be dismissed within thirty
(30) days after the commencement thereof; (v) the commencement by or against it of a proceeding seeking its dissolution, liquidation or winding up, and, in the case of a proceeding commenced against it, the consent to such proceeding by it or its failure to cause such proceeding to be dismissed within thirty (30) days after the commencement thereof; or (vi) the taking of any corporate action in furtherance of any of the foregoing.

     INTEREST PERIOD - see SECTION 3.3.

     INVENTORY shall mean any and all now owned or hereafter acquired inventory, goods, merchandise, and other tangible personal property intended for sale or lease, in the custody or possession, actual or constructive, of the Company or any of its Subsidiaries, or in transit to the Company or any of its Subsidiaries, including such inventory as is on consignment to third parties, leased to customers of the Company or any of its Subsidiaries, or otherwise temporarily out of the custody or possession of the Company or any of its Subsidiaries.

     INVESTMENT shall mean any investment, made in cash or by delivery of any kind of property or asset, in any Person, whether by acquisitions of stock or similar interest, or any other obligation or security, or by loan, advance or capital contribution, or otherwise. The term Investment shall include any joint venture investment.

     "ISSUE" shall mean, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" shall have corresponding meanings.

     LASALLE shall mean LaSalle National Bank, a national banking association.

     LETTER OF CREDIT - see SECTION 1.1.3.

     LETTER OF CREDIT APPLICATION shall mean a letter of credit application in the form then used by Bank of America for the type of letter of credit requested (with appropriate adjustments to indicate that any letter of credit issued thereunder is to be issued pursuant to, and subject to the terms and conditions of, this Agreement).

     LETTER OF CREDIT COMMITMENTS shall mean the commitment of Bank of America to issue, and of each Bank to participate in, the Letters of Credit pursuant to
SECTION 1.1.3.

     LOAN DOCUMENTS shall mean this Agreement, the Revolving Notes, the Letter of Credit Applications and all schedules, certificates, exhibits and notices delivered pursuant to any of the foregoing.

     MARGIN shall mean, subject to the next sentence, the following rate based on the Funded Debt/Operating Cash Flow Ratio as of the end of the Fiscal Quarter most recently ended, as follows:


FUNDED DEBT/OPERATING                                       EURODOLLAR LOAN            FLOATING RATE
   CASH FLOW RATIO                                         (AND LETTERS OF CREDIT)      LOAN
---------------------                                     -----------------------     -------------
FDOCFR  less than 1.0                                          0.500%                  0.000%
FDOCFR  greater than 1.0 but less than or equal to 1.5         0.625%                  0.000%
FDOCFR  greater than 1.5 but less than or equal to 2.0         0.750%                  0.000%
FDOCFR  greater than 2.0 but less than or equal to 2.5         1.000%                  0.000%
FDOCFR  greater than 2.5 but less than or equal to 3.0         1.250%                  0.250%
FDOCFR  greater than 3.0 but less than or equal to 3.5         1.500%                  0.500%
FDOCFR  greater than 3.5 but less than or equal to 3.75        1.750%                  0.750%
FDOCFR        greater than 3.75                                2.000%                  0.750%

For purposes of the foregoing, FDOCFR means the Funded Debt/Operations Cash Flow Ratio. The applicable Margin shall be adjusted, to the extent applicable, 45 days (or in the case of the last Fiscal Quarter of any fiscal year, 90 days) after the end of each Fiscal Quarter beginning on the 45th day after the first Fiscal Quarter ending after the Effective Date, based on the Funded Debt/Operating Cash Flow Ratio as of the last day of such Fiscal Quarter; IT BEING UNDERSTOOD that if the Company fails to deliver the certificate required by SECTION 10.1.4 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the applicable Margin shall be 2.0% per annum until such certificate is delivered. Notwithstanding the foregoing, prior to the 3Q1999 Compliance Certificate Delivery Date, the Margin applicable to Eurodollar Loans and Letters of Credit shall be 2.5%, and the Margin applicable to Floating Rate Loans shall be 1.00%, and (b) on and after November 1, 1999, and only for so long as, if the 1999 Debt/Equity Issuance has not occurred, the

Margin applicable to the portion of the aggregate principal amount of Revolving Loans outstanding which is equal to $50,000,000 shall be increased by 0.25% over the margin then otherwise in effect.

     MARGIN STOCK shall mean any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     MARKET FEDERAL FUNDS Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     MATERIAL ADVERSE EFFECT means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under this Agreement and to avoid any Event of Default; or
(c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company under this Agreement.

     NET BUSH HOG ELIGIBLE FINISHED GOODS INVENTORY shall mean the finished goods inventory carried on the books and records of the Bush Hog Division less:
(i) reserves for excess and/or obsolete inventory; (ii) component parts manufactured by Bush Hog Division; (iii) inventory held by sales representatives for demonstration purposes; and (iv) inventory not included on the perpetual inventory records.

     NET BUSH HOG ELIGIBLE PURCHASED PARTS INVENTORY shall mean the book value of the purchased parts included in the Bush Hog Raw Material Inventory, less any reserves for obsolete and/or excess purchased parts.

     NET BUSH HOG ELIGIBLE RAW MATERIAL INVENTORY shall mean the book value of the steel in the Bush Hog Raw Material Inventory.

     NET BUSH HOG ELIGIBLE RECEIVABLES shall mean the Eligible Receivables of the Bush Hog Division reduced by all of the following: (i) the Eligible Receivables of any Obligors at least fifty percent (50%) of whose total Receivables are more than sixty (60) days past due; (ii) Eligible Receivables the Obligors of which are Bush Hog sales representatives or salesmen; (iii) Eligible Receivables representing interest charges and/or chargebacks to Obligors for disallowed deductions from payments; (iv) all reserves for foreign exchange, service parts, warranties, and customer deposits, (v) all Obligor prepayments not already deducted from Receivables; (vi) cash received by the Bush Hog Division but not yet applied to the reduction of Receivables; (vii) Eligible Receivables with respect to Kewanee Service Parts sales; and (viii) Eligible Receivables with extended terms beyond original date.

     NET BUSH HOG 0 - 90 DAYS ELIGIBLE RECEIVABLES shall mean those Net Bush Hog Eligible Receivables on which the number of days elapsed from the invoice date is no more than ninety (90) days.

     NET BUSH HOG 91 - 180 DAYS ELIGIBLE RECEIVABLES shall mean those Net Bush Hog Eligible Receivables on which the number of days elapsed from the invoice date is between ninety-one (91) and one hundred eighty-one (181) days.

     NET BUSH HOG 181 - 240 DAYS ELIGIBLE RECEIVABLES shall mean those Net Bush Hog Eligible Receivables on which the number of days elapsed from the invoice date is between one hundred eighty-one (181) and two hundred forty (240) days.

     NET BUSH HOG OVER 240 DAYS ELIGIBLE RECEIVABLES shall mean those Net Bush Hog Eligible Receivables on which the number of days elapsed from the invoice date is more than two hundred forty (240) days.

     NET GREAT BEND ELIGIBLE FINISHED GOODS INVENTORY shall mean the finished goods inventory carried on the books and records of the Great Bend Division less: (i) reserves for excess and/or obsolete inventory; (ii) component parts manufactured by Great Bend Division; (iii) inventory held by sales representatives for demonstration purposes; and (iv) inventory not included on the perpetual inventory records.

     NET GREAT BEND ELIGIBLE PURCHASED PARTS INVENTORY shall mean the book value of the purchased parts included in the Great Bend Raw Material Inventory, less any reserves for obsolete and/or excess purchased parts.

     NET GREAT BEND ELIGIBLE RAW MATERIAL INVENTORY shall mean the book value of the steel in the Great Bend Raw Material Inventory.

     NET GREAT BEND ELIGIBLE RECEIVABLES shall mean the Eligible Receivables of the Great Bend Division reduced by all of the following: (i) the Eligible Receivables of any Obligors at least fifty percent (50%) of whose total Receivables are more than sixty (60) days past due; (ii) Eligible Receivables the Obligors of which are Great Bend sales representatives or salesmen; (iii) Eligible Receivables representing interest charges and/or chargebacks to Obligors for disallowed deductions from payments; (iv) all reserves for foreign exchange, service parts, warranties, and customer deposits, (v) all Obligor prepayments not already deducted from Receivables; (vi) cash received by the Great Bend Division but not yet applied to the reduction of Receivables; (vii) [reserved]; and (viii) Eligible Receivables with extended terms beyond original date.

     NET GREAT BEND 0 - 90 DAYS ELIGIBLE RECEIVABLES shall means those Net Great Bend Eligible Receivables on which the number of days elapsed from the invoice date is no more than ninety (90) days.

     NET GREAT BEND 91 - 180 DAYS ELIGIBLE RECEIVABLES shall mean those Net Great Bend Eligible Receivables on which the number of days elapsed from the invoice date is between ninety-one (91) and one hundred eighty-one (181) days.

     NET GREAT BEND 181 - 240 DAYS ELIGIBLE RECEIVABLES shall mean those Net Great Bend Eligible Receivables on which the number of days elapsed from the invoice date is between one hundred eighty-one (181) and two hundred forty (240) days.

     NET GREAT BEND OVER 240 DAYS ELIGIBLE RECEIVABLES shall mean those Net Great Bend Eligible Receivables on which the number of days elapsed from the invoice date is more than two hundred forty (240) days.

     NET ISSUANCE PROCEEDS shall mean, as to any issuance of debt or equity by any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person, such costs and expenses not to exceed 7% of the gross proceeds of such issuance or such other amounts permitted by law which are reasonable under then current market conditions.

     NET PRECISION PRESS INDUSTRIES ELIGIBLE RAW MATERIAL INVENTORY shall mean the book value of the Eligible Raw material Inventory of the Precision Press Industries Division less the values of the castings and forgings, reserves for excess raw material, other raw material valuation reserves and customer rework.

     NET PRECISION PRESS INDUSTRIES ELIGIBLE RECEIVABLES shall mean the Eligible Receivables of the Precision Press Industries Division less any credit balances aged past ninety (90) days and less any Eligible Receivables of any Obligor fifty percent (50%) or more of whose total Receivables are more than ninety (90) days past due and less all contra advance payments.

     NET PRECISION PRESS INDUSTRIES ELIGIBLE WORK-IN-PROGRESS INVENTORY shall mean the Eligible Work-In-Progress Inventory of the Precision Press Industries Division.

     NET VERSON ELIGIBLE RAW MATERIAL INVENTORY shall mean the book value of the Eligible Raw material Inventory of the Verson Division less the values of the castings and forgings, reserves for excess raw material, other raw material valuation reserves and customer rework.

     NET VERSON ELIGIBLE RECEIVABLES shall mean the Eligible Receivables of the Verson Division less any credit balances aged past ninety (90) days and less any Eligible Receivables of any Obligor fifty percent (50%) or more of whose total Receivables are more than ninety (90) days past due and less all contra advance payments.

     NET VERSON ELIGIBLE WORK-IN-PROGRESS INVENTORY shall mean the Eligible Work-In-Progress Inventory of the Verson Division.

     1999 DEBT/EQUITY ISSUANCE shall mean receipt by the Company of Net Issuance Proceeds of at least $50,000,000 arising from the issuance by the Company of
(i) 1999 Senior Notes or (ii) common or preferred  equity stock of the Company.

     1999 SENIOR NOTES shall mean the senior notes proposed to be issued by the Company, in the original aggregate amount of at least $50,000,000 on or before September 1, 1999, provided, that the terms and provisions thereof (including, without limitation, the terms and provisions as to amount, pricing, maturity, covenants, and intercreditor issues) shall be in form and substance satisfactory to the Required Banks.

     OBLIGOR shall mean any Person obligated in respect of any Receivable, and "RELATED OBLIGOR", when used with reference to any Receivable, shall mean any Obligor in respect thereof.

     PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     PENSION PLAN shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended or section 4001 of ERISA may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     PERCENTAGE shall mean as to any Bank the percentage set forth opposite such Banks name under COLUMN IV of EXHIBIT A. Upon any assignment pursuant to
SECTION 15.17, the Agent shall appropriately revise each Bank's Percentage and EXHIBIT A so as to give effect to such assignment.

     PERSON shall mean any natural person, corporation, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     PERMITTED DISPOSITIONS shall mean the dispositions of the assets of the Company set forth on Schedule 10.13.

     PROGRESS BILLING RECEIVABLE shall mean a Receivable which arose from the obligation of the related Obligor to make progress payments or similar payments.

     RCRA shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 ET SEQ., and any future amendments.

     RECEIVABLES shall mean and include all of the present and future rights of the Company and its Subsidiaries to payment for goods, merchandise or Inventory sold or leased or for services rendered (including, without limitation, those which are not evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all accounts, proceeds of any letters of credit on which the Company is named as beneficiary, contract rights, chattel paper, instruments, documents, insurance proceeds (to the extent payable to the Agent as its interest may appear), and all other such obligations whatsoever, owing to the Company or its subsidiaries, together with all instruments and all documents of title representing any of the foregoing, all rights in any goods, merchandise or inventory which any of the same may represent, all rights in any returned or repossessed goods, merchandise and Inventory, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     REFERENCE RATE shall mean at any time the rate of interest then most recently announced by Bank of America at Chicago, Illinois as its reference rate.

     RELATED EQUIPMENT shall mean with respect to any Receivable the equipment, the sale of which gave rise to such Receivable, and any other property which secures such Receivable.

     RELEASE shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material.

     REQUIRED BANKS shall mean (I) if Bank of America and LaSalle are the only Banks, then both of the Banks, and (ii) if there are more than two (2) Banks, then Banks holding at least 51% of the then aggregate outstanding principal amount of the Revolving Loans then held by the Banks, or, if no such principal amount is then outstanding, Banks having at least 51% of the Commitments.

     REVOLVING LOAN - see SECTION 1.1.1.

     REVOLVING LOAN COMMITMENT shall mean the commitment of each Bank to make Revolving Loans pursuant to SECTION 1.1.1.

     REVOLVING NOTE - see SECTION 2.1.

REVOLVING TERMINATION DATE shall mean September 30, 2001; provided that such date may be extended in writing by the Banks, in their sole and absolute discretion, until September 30, 2002 upon the written request by the Company to the Agent no later than June 30, 2001. Nothing contained herein shall be deemed to require the Banks to extend the Revolving Termination Date.

     SEC REPORT shall mean (i) the Company's 10-K report as filed with the Securities and Exchange Committee for its fiscal year ended December 31, 1997 and (ii) all of the Company's forms 10-Q and 8-K filed with the Securities and Exchange Commission since December 31, 1997.
     SIGNIFICANT SUBSIDIARY shall mean any Subsidiary as to which the assets or operating income exceeds 10% of the assets or operating income of the Company and its Subsidiaries on a consolidated basis.

     STATED AMOUNT shall mean with respect to any Letter of Credit at any date of determination thereof, the maximum aggregate amount available thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

     SUBSIDIARY shall mean, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     TANGIBLE ASSETS shall mean with respect to any Person, the book value of all of the assets of such Person less the book value of any intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, service marks and brand names.

     3Q1999 COMPLIANCE CERTIFICATE DELIVERY DATE - see SECTION 5.2.

     TYPE OF LOAN OR BORROWING means either Floating Rate Loans or borrowings or Eurodollar Loans or borrowings.

     UNMATURED EVENT OF DEFAULT shall mean any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

     VERSON DIVISION SPECIAL EXPENSES shall mean all of the expenses identified in relation to the Verson Division, as specified in Schedule 13 hereto.

     VOTING STOCK shall mean securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, or which are in fact, entitled to elect a majority of the corporate directors (or Persons performing similar functions) of such corporation.

     WELFARE PLAN shall mean a "welfare plan", as such term is defined in section 3(l) of ERISA.

     SECTION 14  THE AGENT.

     SECTION 14.1 AUTHORIZATION. Each Bank and the holder of each Note authorizes the Agent to take such actions on behalf of such Bank or holder and to exercise such powers hereunder, any Letter of Credit Application or any other document or instrument delivered hereunder or in connection herewith as are granted to the Agent and/or the Banks pursuant to such documents and are specifically delegated to the Agent herein and therein in connection with the administration of and the enforcement of any rights or remedies with respect to this Agreement, the Revolving Notes, the Letter of Credit Applications or any other document or instrument delivered hereunder or in connection herewith. The general administration of the Revolving Loans shall be with the Agent, subject to control by the Banks.

     SECTION 14.2 INDEMNIFICATION. Each Bank and the holder of each Revolving Note agrees to reimburse and indemnify the Agent for, and hold the Agent harmless against, a share (determined in accordance with the percentage which (x) the sum of (A) the participation in all outstanding Letters of Credit of such Bank plus (E) the principal amount of the Revolving Loans of such Bank or holder is of (y) the sum of (A) all outstanding Letters of Credit plus (B) the aggregate principal amount of all Revolving Loans) of any loss, damages, penalty, action, judgment, obligation, cost, disbursement, liability or expense (including attorneys, fees) incurred without gross negligence or willful misconduct on the part of the Agent arising out of or in connection with the performance of its obligations or the exercise of its powers hereunder or under any document or instrument delivered hereunder or in connection herewith, as well as the costs and expenses of defending against any claim against the Agent arising hereunder or thereunder.

     SECTION 14.3 EXCULPATION. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement and any Revolving Note, Letter of Credit Application, schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (a) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any Revolving Note, any Letter of Credit Application or any other instrument or document delivered hereunder or in connection herewith, (b) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security, (c) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Company or any other Obligor of its obligations, or (d) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Bank of America in its individual capacity.

     SECTION 14.4 CREDIT INVESTIGATION. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had such Bank's Commitment been granted, the Letters of Credit issued and such Bank's Revolving Loans been made directly by such Bank to the Company without the intervention of the Agent or any other Bank. Each Bank agrees and acknowledges that the Agent makes no representations or warranties about the credit worthiness of the Company or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Revolving Note or any Letter of Credit Application.

     SECTION 14.5 AGENT AND AFFILIATES. The Agent shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from and generally engage in any kind of business with the Company or any Subsidiary as if the Agent were not the Agent hereunder.

     SECTION 14.6 RESIGNATION. The Agent may resign as such at any time upon at least 30 days prior notice to the Company and the Banks. In the event of any such resignation, the Banks shall as promptly as practicable appoint a successor Agent. If no successor shall have been so appointed, and shall have accepted such appointment, within 30 days after the giving of notice of such resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America having a combined capital, surplus and undivided profits of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement.
After any resignation pursuant to this SECTION 14.6, the provisions of this
SECTION 14 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was Agent hereunder.

     SECTION 14.7 LETTERS OF CREDIT. The provisions of SECTION 14 hereof shall apply to Bank of America as the issuer of the Letters of Credit with the same effect as if Bank of America as issuer were the Agent.

     SECTION 15  GENERAL.

     SECTION 15.1 WAIVER; AMENDMENTS. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Required Banks; PROVIDED, however, that no such amendment, modification or waiver which would:

     (a) modify any requirement hereunder that any particular action be taken by all the Banks or by the Required Banks shall be effective unless consented to by each Bank;

     (b) modify this SECTION 15.1, change the definition of "Required Banks", increase the Commitment or the Percentage of any Bank, reduce any fees described in Section 5, or extend the Revolving Termination Date shall be made without the consent of each Bank and each holder of a Revolving Note;

     (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal or of interest on any Revolving Loan (or reduce the principal amount of or rate of interest on any Revolving Loan) shall be made without the consent of each Bank and the holder of the Revolving Note evidencing such Revolving Loan; or

     (d) affect adversely the interests, rights or obligations of the Agent QUA the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent, any Bank or the, holder of any Revolving Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Bank or the holder of any Revolving Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 15.2 CONFIRMATIONS. The Company and each holder of a Revolving Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Revolving Loans then outstanding under the applicable Revolving Note.

     SECTION 15.3 NOTICES. Except as otherwise provided in SECTIONS 1.3, 1.4 and 3.3, all notices hereunder shall be in writing (including, without limitation, telex or facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Notices sent by telex or facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received.

     SECTION 15.4 COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP applied on a basis consistent with those in effect as at the date of the Company's most recent financial statements referred to in
SECTION 10.1.1. If there should be any material change in GAAP after the date hereof which materially affects the financial covenants in this Agreement, the parties hereto agree to negotiate in good faith appropriate revisions of such covenants.

     SECTION 15.5 REGULATION U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     SECTION 15.6 COSTS, EXPENSES AND TAXES. The Company agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel for the Agent) in connection with the preparation, administration, amendment or waiver of this Agreement and the other Loan Documents and (b) all reasonable out-of-pocket costs and expenses (including reasonable attorneys fees and legal expenses and allocated costs of staff counsel) incurred by the Agent and each Bank in connection with the enforcement of this Agreement, or any other Loan Documents. Each Bank agrees to reimburse the Agent for such Banks pro rata share (based on its respective Percentage) of any such costs and expenses not paid by the Company. In addition, the Company agrees to pay, and to save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Revolving Notes or the execution and delivery of any other Loan Documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this SECTION 15.6 shall survive repayment of the Revolving Loans, cancellation of the Revolving Notes or any termination of the Commitments or this Agreement.

     SECTION 15.7 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

     SECTION 15.8 CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     SECTION 15.9  INDEMNIFICATION.

     (a) The Company hereby agrees to indemnify, exonerate and hold each of the Agent and each Bank and each of the officers, directors, employees and agents of each of the Agent and each Bank (collectively herein called the "Bank Parties" and individually each called a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys, fees and disbursements (collectively herein called the "Indemnified Liabilities"), incurred by the Banks or any of them as a result of, or arising out of, or relating to this Agreement, the Revolving Notes, the Letter of Credit Applications, or any other agreements executed and delivered in connection therewith, except for any such Indemnified Liabilities arising on account of any such Bank's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     (b) The Company agrees to reimburse the Agent and each Bank and each of their respective directors, officers, employees and agents (each an "Indemnified Party") against any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including all reasonable attorneys and consultants fees) which any Indemnified Party may pay, incur or become subject to arising out of or relating to the use, handling, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Material at any real property owned, operated or leased by the Company, except to the extent caused by the acts or omissions of any Indemnified Party. All obligations provided for in this SECTION 15.9 shall survive any termination of this Agreement.

     SECTION 15.10 GOVERNING LAW. This Agreement and each Revolving Note shall be a contract made under and governed by the internal laws of the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent, the Banks and any other holder of a Revolving Note expressed herein or in any Revolving Note shall be in addition to and not in limitation of those provided by applicable law.

     SECTION 15.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     SECTION 15.12 SUCCESSORS AND ASSIGNS. Subject to SECTION 15.17, this Agreement shall be binding upon the Company, the Banks and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the permitted successors and assigns of the Banks and the Agent.

     SECTION 15.13 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY REVOLVING NOTE, ANY LETTER OF CREDIT APPLICATION, AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     SECTION 15.14 SECURITIES LAWS. Each Bank represents that it is the present intention of such Bank to acquire each Revolving Note drawn to its order for its own account and not with a view to the distribution or sale thereof, subject, nevertheless, to the necessity that such Bank remain in control at all times of the disposition of property held by it for its own account; it being understood that the foregoing representation shall not affect the character of the Revolving Loans as commercial lending transactions.

     SECTION 15.15 CONFIDENTIALITY. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates, provided that each Affiliate agrees to keep such information confidential to the same extent required of the Banks herewith.

     SECTION 15.16 WAIVER. Effective as of the Effective Date, the Banks hereby waive for the Fiscal Quarter ending December 31, 1998 (but not for any period thereafter), non-compliance by the

Company, with the financial covenants contained in SECTIONS 10.5, 10.6 AND
10.7 of the Existing Credit Agreement.

     SECTION 15.17 ASSIGNMENTS AND PARTICIPATIONS.

          (a) Any Bank may, with the written consent of the Company (at all times other than during the existence of an Event of Default) and the Agent, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Revolving Loans, the Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT E ("ASSIGNMENT AND ACCEPTANCE") together with any Revolving Note or Revolving Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,000.

          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance (accompanied by any written consent of the Company to the extent required) and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance (accompanied by any written consent of the Company to the extent required) and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 15.7(a)), the Company shall execute and deliver to the Agent, new Revolving Notes evidencing such Assignee's assigned Revolving Loans and Commitment and, if the assignor Bank has retained a portion of its Revolving Loans and its Commitment, replacement Revolving Notes in the principal amount of the Revolving Loans retained by the assignor Bank (such Revolving Notes to be in exchange for, but not in payment of, the Revolving Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments (and the related Percentage of each Bank) arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment(s) of the assigning Bank PRO TANTO.

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Revolving Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the PROVISO to Section 15.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTION 15.9 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

[SIGNATURE PAGES FOLLOW]

     Delivered to Chicago, Illinois, as of the day and year first above written.

                              ALLIED PRODUCTS CORPORATION


                              By:    /s/  RICHARD DREXLER
                                    ---------------------------
                              Name:     Richard Drexler
                              Title:    President

                              10 South Riverside Plaza
                              Chicago, Illinois  60606

                              Facsimile No.:  (312) 454-1511

                              Number for confirmation of
                              facsimiles:  (312) 441-5228

                              Attention: Gerri Lohbrandt

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as Agent


                              By:   /s/ DAVID JOHANSON
                                    ---------------------------
                              Title:    Vice President

                              231 South LaSalle Street
                              Chicago, Illinois  60697

                              Facsimile No.:  (312) 974-9102
                              Number for confirmation of
                              facsimiles:  (312) 828-7933

                              Attention:  David Johanson

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as a Bank


                              By:  /s/ BARABARA  HAMEL
                                  ---------------------------
                              Title:  Senior Vice President

                              231 South LaSalle Street
                              Chicago, Illinois  60697

                              Facsimile No.:  (312) 828-1409
                              Number for confirmation of
                              facsimiles:  (312) 828-1974

                              Attention:  Barbara Hamel

                              LASALLE NATIONAL BANK



                              By:   /s/ MARY LOU BARTLETT
                                  ---------------------------
                                   Mary Lou Bartlett
                                   Vice President

                              120 South LaSalle Street
                              Chicago, Illinois  60603

                              Facsimile No.:  (312) 904-0432
                              Number for confirmation of
                              facsimiles:  (312) 904-0433

                              Attention:  Mary Lou Bartlett

                                      EXHIBIT A

                          COMMITMENT LIMITS AND PERCENTAGES



                          Column I:                 Column II:              Column III:         Column IV:

                          Amount of Revolving       Amount of Letter of     Total Amount of
Name of Bank              Loan Commitment           Credit Commitment       Commitments         Percentage
BANK OF AMERICA            $ 101,500,000*             $14,000,000          $ 101,500,000*        70%
NATIONAL TRUST AND
SAVINGS ASSOCIATION

LASALLE NATIONAL BANK      $  43,500,000*             $ 6,000,000          $ 43,500,000*         30%
                           -------------              -----------          ------------         ---
     TOTALS                $ 145,000,000*             $20,000,000          $145,000,000*        100%


* Subject to reductions pursuant to Sections 1.1.3(a)(ii) and 6.1.

                                      EXHIBIT B
                                      FORM OF
                              RESTATED REVOLVING NOTE

$ __________________                                            February 1, 1999
                                                               Chicago, Illinois

     On or before the Revolving Termination Date (as defined in the Credit Agreement referred to below), the undersigned, for value received, promises to pay to the order of __________________ _______________ Dollars ($_______) or,
if less, the aggregate unpaid amount of all Revolving Loans made by the payee to the undersigned pursuant to the Credit Agreement referred to below, (as shown in the records of the payee or, at the payee's option, on the schedule attached hereto and any continuation thereof).

     The undersigned further promises to pay interest on the unpaid principal amount of each Revolving Loan evidenced hereby from the date of such Revolving Loan until such Revolving Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

     This Restated Revolving Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Second Amended and Restated Credit Agreement, dated as of February 1, 1999, as amended (herein, as further amended or otherwise modified from time to time, called the "Credit Agreement"), between the undersigned, various banks (including the payee) and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Restated Revolving Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Restated Revolving Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     This Restated Revolving Note is made under and governed by the internal laws of the State of Illinois.

     This Restated Revolving Note is issued in replacement of a Revolving Note issued pursuant to the Credit Agreement on August 21, 1998. The indebtedness evidenced by this Note represents an extension and renewal of indebtedness owing to the payee.

                                   ALLIED PRODUCTS CORPORATION


                                   By:
                                      -----------------------------------
                                   Title:
                                         --------------------------------

Schedule Attached to Restated Revolving Note dated February 1, 1999 of THE COMPANY PAYABLE TO THE ORDER OF

Date and Amount of     Date and Amount
Revolving Loan or of   of Repayment or of
Conversion from        Conversion into                        Unpaid
another type of        another type of                        Principal
Revolving Loan         Revolving Loan      Interest Period    Balance   Notation Made by


                              1.  FLOATING RATE LOANS

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                2.  EURODOLLAR LOANS

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                     EXHIBIT C

                       [GARDNER, CARTON & DOUGLAS Letterhead]


                                        ____________, 1999
Bank of America National Trust
and Savings Association,
  individually and as Agent
231 South LaSalle Street
Chicago, Illinois  60697

LaSalle National Bank
120 South LaSalle Street
Suite 220
Chicago, Illinois  60603

Ladies and Gentlemen:

     We have acted as counsel to Allied Products Corporation, a Delaware corporation ("Borrower"), in connection with the transactions effected and to be effected pursuant to the following agreements and documents:

          (i) that certain Second Amended and Restated Credit Agreement, dated as of February 1, 1999 (the "Credit Agreement"), between the Borrower and each of you;

          (ii) those certain Revolving Notes evidencing loans under the Credit Agreement (the "Notes").

          The Credit Agreement and the Notes are collectively referred to herein as the "Transaction Documents."

          All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Credit Agreement.

          For purposes of this opinion, we have relied as to factual matters on the representations and warranties contained in the Transaction Documents and we have assumed the completeness and accuracy of all such representations and warranties as to factual matters. Although we have made inquiries with respect to such matters, and relied upon representations of officers and employees of the Borrower, we have not, except as specifically noted herein, made any independent review or investigation of facts in connection with this opinion. Without limiting the generality of the foregoing, we have not made any independent review or investigation of any decree, order, judgment, writ or injunction to which Borrower may be a party or be subject or by which any of its properties or assets may be bound or of any court or agency docket, nor have we made any independent investigation as to the existence of any actions, suits, investigations or proceedings, if any, pending or threatened against the Borrower. While our firm represents the Borrower on a regular basis, our engagement is limited to specific matters as to which we are consulted by the Borrower from time to time. We have examined originals or copies, certified to our satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Borrower and (iii) other documents, records, financial statements and papers, and we have made such inquiries of officers and representatives of the Borrower, as we have deemed relevant or necessary for purposes of this opinion. We have assumed the genuineness of all signatures (other than those of officers of the Borrower) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to the good standing of the Borrower, we have relied exclusively upon a certificate of good standing as of recent date issued by the Secretary of State of the State of Delaware. Based upon an subject to our examination as aforesaid and subject to the qualifications hereinafter set forth, we are of the opinion that:

     1. The Borrower is a corporation validly existing and in good standing under the General Corporation Law of the State of Delaware and has the requisite corporate power and authority to conduct its business and to enter into and consummate the transactions contemplated by, and perform all of its obligations under, each of the Transaction Documents to which it is a party.

     2. The execution, delivery and performance by the Borrower of each of the Transaction Documents to which it is a party and the consummation by the Borrower of each of the transactions on its part contemplated by the Transaction
Documents: (i) are within the corporate power of the Borrower; (ii) have been duly authorized by all necessary corporate action on the part of the Borrower and (iii) are not in contravention of any provision of the Certificate of Incorporation or by-laws of the Borrower.

     3. The respective Transaction Documents to which the Borrower is a party have each been duly executed and delivered by the Borrower and, assuming due authorization, execution and delivery thereof by the Agent and the Lenders, constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that enforcement of the Transaction Documents may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or secured parties, the application of general principles of equity or by the availability of equitable remedies and further subject to the qualifications set forth in the next succeeding sentence. We express no opinion herein as to the validity or enforceability of any provision of the Transaction Documents to the extent that such provision purports to require the Borrower to indemnify or to hold harmless you or any other person or entity from the consequences of any negligent or other wrongful act or omission of you or such other person or entity.

     The foregoing opinions are limited to the laws of the United States, the State of Illinois and the General Corporation Law of the State of Delaware and we have not considered and express no opinion on the laws of any other jurisdiction.

     This opinion is furnished by us solely for your benefit and it may not be relied upon, quoted from or delivered to any person other than counsel to you, your agents, employees, successors, assigns and participants.

                                Very truly yours,

                    [ALLIED PRODUCTS CORPORATION LETTERHEAD]

                                        __________, 1999
Bank of America National Trust
and Savings Association,
  individually and as Agent
231 South LaSalle Street
Chicago, Illinois  60697

LaSalle National Bank
120 South LaSalle Street
Suite 220
Chicago, Illinois  60603

Ladies and Gentlemen:

          I am General Counsel of Allied Products Corporation, a Delaware corporation ("Borrower"), and have represented the Borrower in connection with the transactions effected and to be effected pursuant to the following agreements and documents:

          (i) that certain Second Amended and Restated Credit Agreement, dated as of February 1, 1999 (the "Credit Agreement"), between the Borrower and each of you; and

          (ii) the Revolving Notes evidencing loans under the Credit Agreement (the "Notes").

          The Credit Agreement and the Notes are collectively referred to herein as the "Transaction Documents."

          All capitalized terms used herein but not defined herein have the meanings assigned to them in the Credit Agreement.

          I have examined originals or copies, certified to my satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Borrower and (iii) other documents, records, financial statements and papers, and I have made such inquiries of officers and representatives of the Borrower, as I have deemed relevant or necessary for purposes of this opinion. I have relied upon, and assumed the accuracy of, such certificates and other statements, documents, records, financial statements and papers with respect to the factual matters set forth therein and I have assumed the genuineness of all signatures, other than those of representatives therein and I have assumed the genuineness of all signatures, other than those of representatives of the Borrower, and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

     1. The Borrower (i) is a corporation organized, validly existing and in good standing under the General Corporation Law of Delaware; (ii) is qualified to do business in each jurisdiction in which it owns or leases real property or in which it conducts any business, except for those jurisdictions in which the failure to do so qualify would not have a Material Adverse Effect; (iii) has the requisite corporate power and authority to own, pledge, mortgage and operate its properties, to lease any properties it operates under lease, to conduct its business and to enter into, consummate all of the transactions contemplated by, and perform all of its obligations under, each of the Transaction Documents; and (iv) has all licenses, permits, consents or approvals from or by, has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, which are required for such ownership, operation and conduct and where a failure to have such license, permit, consent or approval would have a Material Adverse Effect.

     2. Each active Subsidiary incorporated in the United States is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which it conducts any business, except for those jurisdictions in which the failure to qualify would not have a Material Adverse Effect.

     3. The execution, delivery and performance by the Borrower of each of the Transaction Documents, and the consummation by the Borrower of each of the transactions contemplated by such Transaction Documents, are within the corporate power of the Borrower; have been duly authorized by all necessary or proper action on the part of the Borrower; are not in contravention of any provision of the Certificate of Incorporation or by-laws of the Borrower; will not violate any law or regulation (including any order or decree of any court or governmental instrumentality) to which Borrower is subject; will not result in the breach of, or constitute a default under, any indenture, license, mortgage, deed of trust, lease or sublease agreement or other instrument of which I have knowledge after due inquiry and to which the Borrower is a party or by which any of the Borrower's properties are bound; will not result in the creation or imposition of any lien upon any of the property of the Borrower; and do not require the consent or approval of, or any filing with, any governmental body, agency, authority or any other person (other than those which have been delivered on or prior to the date hereof to you and except for any filings required to be made with the Securities and Exchange Commission).

     4. To the best of my knowledge after due inquiry, except as disclosed on Schedule 9.6 of the Credit Agreement, there are no judgments outstanding against the Borrower, nor is there now pending or threatened, any action, suit or proceeding before any court or any governmental or regulatory authority, by, against or involving the Borrower, which, individually or in the aggregate, would have a Material Adverse Effect. To the best of my knowledge after due inquiry, the Borrower is not in default with respect to any order, writ, injunction or decree of any court nor is the Borrower in default under or in violation of any applicable law, order, regulation or demand of any governmental agency or instrumentality where such default or violation would result in a Material Adverse Effect.

     5. To the best of my knowledge after due inquiry, there is no default by the Borrower or any Subsidiary under any contract, lease agreement, instrument or commitment to which the Borrower or any of its Subsidiaries is a party which has not been waived, or which has, or would have, a Material Adverse Effect.

     The opinions expressed herein are subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally. The foregoing opinions are limited to the laws of the United States, the State of Illinois and the General Corporation Law of the State of Delaware.

     This opinion is furnished by me solely for your benefit and it may not be relied upon, quoted from or delivered to any person other than counsel to the Borrower, counsel to you, your agents, employees, successors, assigns and participants.

                                        Very truly yours,

                                     EXHIBIT D
                               BORROWING BASE REPORT
                            ALLIED PRODUCTS CORPORATION
                                MONTHLY ASSET REPORT
                                   _________ 199_


Report submitted pursuant to the requirements of Section 10.1.3 of the Second Amended and Restated Credit Agreement dated as of February 1, 1999, among Allied Products Corporation, the Banks named therein, and Bank of America Illinois as Agent.

Receivables as of the close of the Company's business on ______ __, 199_:

     80% of the Net Bush Hog 1 - 90 Days Eligible Receivables           $
     75% of the Net Bush Hog 91 - 180 Days Eligible Receivables         $
     65% of the Net Bush Hog 181 - 240 Days Eligible Receivables        $
     50% of the Net Bush Hog Over 240 Days Eligible Receivables         $
     85% of the Verson Eligible Receivables                             $
     80% of the Net Great Bend 1 - 90 Days Eligible Receivables         $
     75% of the Net Great Bend 91 - 180 Days Eligible Receivables       $
     65% of the Net Great Bend 181 - 240 Days Eligible Receivables      $
     50% of the Net Great Bend Over 240 Days Eligible Receivables       $
     80% of the Net Precision Press Eligible Receivables                $

Inventories as of the close of the Company's business on ______ __, 199_:

     45% of the Net Bush Hog Eligible Raw Material Inventory            $
     45% of the Net Great Bend Eligible Raw Material Inventory          $
     45% of the Net Bush Hog Purchased Parts Inventory                  $
     45% of the Net Great Bend Purchased Parts Inventory                $
     55% of the Net Bush Hog Eligible Finished Goods Inventory          $
     55% of the Net Great Bend Eligible Finished Goods Inventory        $
     50% of the Net Verson Eligible Raw Material Inventory              $
     50% of the Net Precision Press Industries Eligible
               Raw Material Inventory                                   $
     20% of the Net Verson Eligible Work-in-Process Inventory           $
     20% of the Net Precision Press Eligible Work-in-Process Inventory  $

Machinery and equipment as of the close of the Company's business on _______ __, 199_:

     35% of the consolidated gross (undepreciated) value of the machinery and equipment of the Company and its Subsidiaries
                                                                        $______

     Total Asset Report                                                 $______
                                                                         ______

Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

IN WITNESS WHEREOF, the Company has executed this Report on the __day of _____, 199_.

                              ALLIED PRODUCTS CORPORATION

                              By:
                                 ------------------------------
                              Its:  Vice President

                                     EXHIBIT E
                   [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of __________, 199__ is made between _________________________ (the "ASSIGNOR") and __________________________ (the
"ASSIGNEE").

                                      RECITALS

          WHEREAS, the Assignor is party to that certain Second Amended and Restated Credit Agreement dated as of February 1, 1999 (as amended, amended and restated, modified, supplemented or renewed, the "CREDIT AGREEMENT") among Allied Products Corporation, a Delaware corporation (the "COMPANY"), the several financial institutions from time to time party thereto (including the Assignor, the "BANKS"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "AGENT"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "REVOLVING LOANS") to the Company in an aggregate amount not to exceed $__________ (the "COMMITMENT");

          WHEREAS, [the Assignor has made Revolving Loans in the aggregate principal amount of $__________ to the Company] [no Revolving Loans are outstanding under the Credit Agreement];

          WHEREAS, [the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $____________ (the "L/C OBLIGATIONS")] [no Letters of Credit are outstanding under the Credit Agreement]; and
          WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Revolving Loans and L/C Obligations,] in an amount equal to $__________ (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   ASSIGNMENT AND ACCEPTANCE.

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Commitment [and the Revolving Loans and the L/C Obligations] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

          [IF APPROPRIATE, ADD PARAGRAPH SPECIFYING PAYMENT TO ASSIGNOR BY ASSIGNEE OF OUTSTANDING PRINCIPAL OF, ACCRUED INTEREST ON, AND FEES WITH RESPECT TO, REVOLVING LOANS AND L/C OBLIGATIONS ASSIGNED.]

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.   PAYMENTS.

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Revolving Loans.

          (b)  The [Assignor] [Assignee] further agrees to pay to the Agent a
processing fee in the amount specified in Section [   ](__) of the Credit
Agreement.

     3.   REALLOCATION OF PAYMENTS.

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment[,] [and] Revolving Loans [and L/C Obligations] shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   INDEPENDENT CREDIT DECISION.

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 9.4 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   EFFECTIVE DATE; NOTICES.

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee
under Section [   ](__) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               [(iv)     the Assignee shall have complied with Section [   ](__)
of the Credit Agreement (if applicable);

               (v)  the processing fee referred to in Section 2(b) hereof and in
Section [   ](__) of the Credit Agreement shall have been paid to the Agent; and

               (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment [substantially] in the form attached hereto as SCHEDULE 1.

     6.   AGENT.

          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

          [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

     7.   WITHHOLDING TAX.

     The Assignee (a) represents and warrants to the Assignor, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   REPRESENTATIONS AND WARRANTIES.

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and
(iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   FURTHER ASSURANCES.

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  MISCELLANEOUS.

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA [NOTE: CONFIRM CHOICE OF LAW]. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [Illinois] over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [Illinois] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                  [ASSIGNOR]

                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------
                                  Address:


                                  [ASSIGNEE]

                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------
                                  Address:

                                   SCHEDULE 1

                        NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                         _______________, 19__



Bank of America National Trust
  and Savings Association, as Agent
231 South LaSalle Street
Chicago, Illinois
Attn:  David Johanson

[Name and Address of Company]


Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement dated as of February 1, 1999 (as amended, amended and restated, modified, supplemented or renewed from time to time the "CREDIT AGREEMENT") among Allied Products Corporation (the "COMPANY"), the Banks referred to therein and Bank of America National Trust and Savings Association, as agent for the Banks (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "ASSIGNOR") to _______________ (the
"ASSIGNEE") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Loans made by the Assignor [and the Assignor's participation in the Letters of Credit]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). Before giving effect to such assignment the Assignor's Commitment is $ ___________[,] [and] the aggregate amount of its outstanding Loans is $_____________[, and its participation in L/C Obligations is $_____________].

     2.   The Assignee agrees that, upon receiving the consent of the Agent[,
the Issuing Bank] and, if applicable,         [NAME OF COMPANY]        to such
assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3.   The following administrative details apply to the Assignee:

          (A)  Notice Address:
                              ---------------------------------------------
               Assignee name:
                              ---------------------------------------------
               Address:
                              ---------------------------------------------

                              ---------------------------------------------

                              ---------------------------------------------

               Attention:
                              ---------------------------------------------
               Telephone:     (   )
                              ---------------------------------------------

               Telecopier:    (   )
                              ---------------------------------------------

               Telex (Answerback):
                              ---------------------------------------------


          (B)  Payment Instructions:


               Account No.:
                              ---------------------------------------------
               At:
                              ---------------------------------------------

                              ---------------------------------------------

                              ---------------------------------------------
               Reference:
                              ---------------------------------------------
               Attention:
                              ---------------------------------------------

     4. You and the Company are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                  [NAME OF ASSIGNOR]
                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  [NAME OF ASSIGNOR]
                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

[COMPANY]

By:
   --------------------------------
Title:
      -----------------------------


By:
   --------------------------------
Title:
      -----------------------------

BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Agent


By:
   --------------------------------
Title:
      -----------------------------